SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

COMPUCREDIT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2008

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Shareholders of CompuCredit Corporation, which will be held at The Westin Atlanta Perimeter North, 7 Concourse Parkway, Atlanta, Georgia, on Thursday, May 8, 2008, commencing at 9:00 a.m., local time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

David G. Hanna

Chief Executive Officer

COMPUCREDIT CORPORATION

Five Concourse Parkway, Suite 400

Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 8, 2008

Notice is hereby given that the Annual Meeting of Shareholders of CompuCredit Corporation, a Georgia corporation, will be held on Thursday, May 8, 2008, at 9:00 a.m., local time, at The Westin Atlanta Perimeter North, 7 Concourse Parkway, Atlanta, Georgia for the following purposes:

1.	To elect nine directors for terms expiring at the 2009 Annual Meeting of Shareholders;

2.	To consider and act upon a proposal to approve CompuCredit’s 2008 Equity Incentive Plan;

3.	To consider and act upon a proposal to approve CompuCredit’s Amended and Restated Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2008 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. A list of such shareholders is available for inspection by any shareholder during ordinary business hours at our principal place of business at Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328. The shareholder list also will be available for inspection by any shareholder at the time and place of the Annual Meeting. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

Rohit H. Kirpalani Secretary

Atlanta, Georgia

April 14, 2008

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided. In the event you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

COMPUCREDIT CORPORATION

Five Concourse Parkway, Suite 400

Atlanta, Georgia 30328

(770) 828-2000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 8, 2008

GENERAL INFORMATION

The Board of Directors of CompuCredit Corporation, a Georgia corporation, is furnishing this Proxy Statement to the holders of its Common Stock, in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held at The Westin Atlanta Perimeter North, 7 Concourse Parkway, Atlanta, Georgia, at 9:00 a.m., local time, on Thursday, May 8, 2008, and at any and all adjournments thereof.

A proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy, by delivering written notice of the revocation of the proxy to the Secretary of CompuCredit prior to the Annual Meeting or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy card is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted “FOR” the election of the director nominees recommended by the Board of Directors, “FOR” the approval of CompuCredit’s 2008 Equity Incentive Plan, “FOR” the approval of CompuCredit’s Amended and Restated Employee Stock Purchase Plan and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

CompuCredit will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of CompuCredit, in person or by telephone, e-mail or facsimile transmission. CompuCredit also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing and returning the enclosed proxy card will help to avoid additional expense.

This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 18, 2008. A copy of the 2007 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement.

Voting Rights

CompuCredit’s Common Stock is the only class of voting securities outstanding. The close of business on March 14, 2008 has been fixed as the Record Date for the determination of our shareholders entitled to notice of, and to vote at, the 2008 Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had outstanding 51,357,154 shares of Common Stock, excluding 2,026,881 shares that we loaned to Bear, Stearns & Co. in connection with our issuance of 5.875% Convertible Senior Notes due 2035. These shares loaned to Bear, Stearns & Co. did not have voting rights as of the Record Date and have been retired since the Record Date. Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to the shareholders.

Quorum and Voting Requirements

For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of votes entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals, and, therefore, the brokers have advised us that they lack voting authority.

With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board of Directors, and all nominees are current directors, standing for re-election. The election of directors requires a plurality of the votes cast, and the nine nominees receiving the greatest number of votes will be elected. Votes that are withheld, abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.

With regard to Proposal Two (Approval of CompuCredit’s 2008 Equity Incentive Plan), votes may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. The approval of Proposal Two requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Two.

With regard to Proposal Three (Approval of CompuCredit’s Amended and Restated Employee Stock Purchase Plan), votes may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. The approval of Proposal Three requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Three.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Action will be taken at the Annual Meeting for the election of nine directors. Each director elected at the Annual Meeting will serve until the 2009 Annual Meeting or until his successor is elected and qualified. Proxies can be voted for only nine nominees.

The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of Directors of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.

The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of CompuCredit of the nominees for election as directors are set forth below.

Nominees for Director

Gregory J. Corona, age 53. Mr. Corona became a director in 2002. Since 2004, Mr. Corona has been the Chairman of Accubuilt, Inc., and since 2001 a member of Paladin General Holdings, LLC, the General Partner of Paladin Capital Partners Fund, L.P., a private equity firm. Since 1985, Mr. Corona has held a variety of executive positions in industrial and media companies including the Chief Financial Officer and Chief Executive Officer positions. From 1978 to 1984, Mr. Corona held a variety of positions with the Finance Staff of the Ford Motor Company. Mr. Corona has served as a member of several Boards of Directors and Audit Committees and has received the Certificate of Director Education from the National Association of Corporate Directors.

Richard W. Gilbert, age 53. Mr. Gilbert has been the Chief Operating Officer of CompuCredit since its formation in 1996, became a director upon consummation of our initial public offering in 1999, and was named Vice Chairman of the Board in 2000. Mr. Gilbert has over 28 years experience in the consumer credit industry.

David G. Hanna, age 43. Chairman of the Board. Mr. Hanna has been the Chief Executive Officer of CompuCredit since its formation in 1996 and has been the Chairman of the Board since our initial public offering in 1999. Mr. Hanna has been in the consumer credit industry for over 18 years. Since 1992, Mr. Hanna has served as President and a director of HBR Capital, Ltd., an administrative services firm. Mr. Hanna is the brother of Frank J. Hanna, III, who is a director.

Frank J. Hanna, III, age 46. Mr. Hanna became a director in 1999. Since 1992, Mr. Hanna has served as Chief Executive Officer of HBR Capital, Ltd., an administrative services firm, and since 2006, as Chief Executive Officer of Hanna Capital, LLC, an investment firm. Mr. Hanna is the brother of David G. Hanna, the Chief Executive Officer and Chairman of the Board of CompuCredit.

Richard R. House, Jr., age 44. Mr. House has been President of CompuCredit since 2000 and has been a director since 2002. Mr. House served as Chief Credit Officer from the time he joined CompuCredit in 1997 until being named President. Mr. House has over 20 years experience in the consumer credit industry.

Deal W. Hudson, Age 58. Dr. Hudson became a director in 2002. Since 2004, Dr. Hudson has been the Executive Director of the Morley Institute, a religious think tank, in Washington, D.C. Between 1995 and 2004, Dr. Hudson was the publisher and editor of the Morley Publishing Group, a religious publishing company.

Mack F. Mattingly, age 77. Senator Mattingly became a director in 1999. Senator Mattingly was elected to the United States Senate from the State of Georgia in 1981, where he served until 1987. Since 1993, Senator Mattingly has been a self-employed entrepreneur, speaker and author.

Nicholas B. Paumgarten, age 62. Mr. Paumgarten became a director in 2001. He is currently the Chairman of Corsair Capital, an investment fund company. From 1992 until 2006, Mr. Paumgarten was a Managing Director at J.P. Morgan Chase & Co., a commercial and investment banking firm, where he led a number of divisions, including the Financial Institutions Group, the Mergers & Acquisitions Group for the Americas and the Financial Institutions Group for Emerging Markets. He was also Chairman of J.P. Morgan Corsair II Capital Partners, L.P. until 2006. Mr. Paumgarten is also a director of The E.W. Scripps Company.

Thomas G. Rosencrants, age 58. Mr. Rosencrants became a director in 1999. Since 1997, Mr. Rosencrants has been the Chairman and Chief Executive Officer of Greystone Capital Group, LLC, a private equity firm and general partner of Greystone Capital Partners I, L.P. Mr. Rosencrants is a chartered financial analyst.

The Board of Directors recommends a vote “FOR”

the nominees listed in Proposal One for election to the Board of Directors.

PROPOSAL TWO:

APPROVAL OF THE COMPUCREDIT CORPORATION 2008 EQUITY INCENTIVE PLAN

On March 6, 2008, our Board of Directors adopted, subject to shareholder approval, the CompuCredit Corporation 2008 Equity Incentive Plan, which we refer to as the 2008 Plan in this Proxy Statement. Messrs. David Hanna and Frank Hanna have indicated that they will vote in favor of Proposal Two.

If the 2008 Plan is approved by shareholders, it will replace the 1998 Stock Option Plan, the 2000 Stock Option Plan, the 2003 Stock Option Plan and the 2004 Restricted Stock Plan, which we refer to as the Existing Plans in this Proxy Statement. Outstanding awards under the Existing Plans will continue to be governed by the terms of the respective Existing Plan until exercised, expired or otherwise terminated or canceled. As of April 14, 2008, 307,281 shares, 94,011 shares, 366,915 shares and 0 shares were available for issuance under the 1998 Stock Option Plan, the 2000 Stock Option Plan, the 2003 Stock Option Plan and the 2004 Restricted Stock Plan, respectively.

The following is a summary of the material provisions of the 2008 Plan. For a complete description, please read the CompuCredit Corporation 2008 Equity Incentive Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Summary of the 2008 Plan

Purpose.    The purpose of the 2008 Plan is to assist CompuCredit and its “affiliates” (as defined in the 2008 Plan) in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of CompuCredit and its affiliates by associating their interests with those of CompuCredit and our shareholders. The 2008 Plan provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and incentive awards (which we refer to collectively as “equity awards”), subject to the restrictions described below, to our directors, employees, consultants and other service providers who have contributed significantly or can be expected to contribute significantly to the profits or growth of CompuCredit or any affiliate or if it is otherwise in the best interest of CompuCredit or any affiliate for such person or entity to participate in the 2008 Plan.

Administration.    The 2008 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of not less than two non-employee members of the Board of Directors. The Compensation Committee has the authority to make equity grants, impose restrictions on the equity grants and determine those persons who are eligible to receive equity grants (not inconsistent with the provisions of the 2008 Plan), as it may consider appropriate. The Compensation Committee also has the authority to make all other determinations necessary or advisable to administer the 2008 Plan in a proper and effective manner. The Compensation Committee may delegate to one or more officers of CompuCredit all or part of its authority and duties with respect to awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The decisions and determinations of the Compensation Committee or its delegate(s) in the administration of the 2008 Plan and on any other matters concerning the 2008 Plan are conclusive and final. CompuCredit will bear all expenses of administering the 2008 Plan.

Eligibility for Participation.    The following persons are eligible to participate in the 2008 Plan: all directors (whether or not employees), employees, consultants and other service providers of CompuCredit or its affiliates who, in the sole discretion of the Compensation Committee, have contributed significantly or can be expected to contribute significantly to the profits or growth of CompuCredit or any affiliate or if it is otherwise in the best interest of CompuCredit or any affiliate for such person or entity to participate in the 2008 Plan. However, incentive stock options may only be granted to employees of CompuCredit or its affiliates. There are nine members of the Board of Directors and approximately 4,100 employees, consultants and advisors of CompuCredit who would potentially be eligible to receive awards under the 2008 Plan at this time, subject to being selected by the Compensation Committee, as described above. Since each director and executive officer is eligible to participate in the 2008 Plan, each may be deemed to have a substantial interest in the outcome of Proposal Two. In determining which individuals shall receive grants of equity awards and the amount of such awards to be granted to a recipient, the Compensation Committee will take into consideration the nature of the services rendered by the recipient, the recipient’s potential contribution to the long term success of CompuCredit and any other factors the Compensation Committee deems relevant.

Manner of Grants.    Grants of equity awards shall be authorized by the Compensation Committee, which shall determine the amount of the award to be granted, the restrictions to be placed on the award and any other terms and conditions.

Types of Awards.

The 2008 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) restricted stock units; and (5) other stock or cash-based incentive awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The Compensation Committee can award options intended to be incentive stock options or nonqualified stock options. Also, the Compensation Committee can specify other terms and conditions applicable to the options. Except for certain grants made to assume or substitute awards in connection with acquisition transactions and certain incentive stock option grants, the exercise price of stock options granted under the 2008 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. However, with respect to an incentive stock option granted to a participant who beneficially owns more than 10% of the combined voting power of CompuCredit or any affiliate (determined by applying certain attribution rules), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. Each option will vest and become exercisable at such time or times as determined by the Compensation Committee consistent with the terms of the 2008 Plan. In the case of incentive stock options, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an incentive stock option may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the incentive stock options which cause the limitation to be exceeded will be treated as nonqualified stock options.

Options may be exercised, in whole or in part, by payment in full of the purchase price in cash, check or wire transfer and/or one or a combination of the following forms of payment to the extent permitted by the Compensation Committee in an applicable agreement: by the delivery of Common Stock already owned by the participant; by a broker-assisted cashless exercise; through a “net exercise” in which a portion of the in-the-money value of the option is used; or such other consideration as may be permitted by the Compensation Committee.

After termination of service with CompuCredit or its affiliates, a participant will be able to exercise his or her option for the period of time, if any, and on the terms and conditions determined by the Compensation Committee and stated in the option agreement.

Stock Appreciation Rights.    Stock appreciation rights, or “SARs,” may be granted alone (“freestanding”) or in tandem with an option award (“related option”). Except for certain grants made to assume or substitute awards in connection with acquisition transactions, the grant price of a freestanding SAR will be at least 100% of the fair market value of the Common Stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the then fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon exercise of a SAR will be in cash, shares or some combination of cash and shares as determined by the Compensation Committee. The Compensation Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. No participant may be granted SARs in tandem with incentive stock options that are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A tandem SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock upon exercise exceeds the exercise price of the related option. As set forth in the agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will be canceled to the extent the related option has been exercised.

Restricted Stock Awards.    A restricted stock award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Compensation Committee will prescribe whether the restricted stock award is forfeitable and the conditions to which it is subject. If the participant must pay for a restricted stock award, payment of the award generally shall be made in cash or, if the agreement so provides, by surrendering shares of common stock, by means of a “net exercise” procedure or any other medium of payment. Prior to vesting and/or forfeiture, a participant will have all rights of a shareholder with respect to a restricted stock award, including the right to receive dividends and vote the underlying shares; provided, however, the participant may not transfer the shares. CompuCredit may retain custody of the certificates evidencing the shares until they are no longer forfeitable.

Restricted Stock Units.    A Restricted Stock Unit (“RSU”) entitles the participant to receive shares of Common Stock when certain conditions are met. The Compensation Committee will prescribe when the RSUs shall become payable. CompuCredit will pay the participant one share of Common Stock for each RSU that becomes earned and payable.

Other Stock or Cash-Based Incentive Awards.    An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. The Compensation Committee will prescribe the terms and conditions of the Incentive Award. As set forth in the participant’s agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each.

Shares Subject to the 2008 Plan.    The maximum number of shares of Common Stock authorized for issuance under the 2008 Plan is 2,000,000 shares. Through April 14, 2008, the Compensation Committee had granted 316,900 restricted stock units (RSUs) under the 2008 Plan. In any calendar year, no participant may be granted options, SARs, Restricted Stock Awards, RSUs, or any combination thereof that relate to more than 500,000 shares. In any calendar year, no participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $4 million and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to awards, the individual calendar year limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the discretion of the Compensation Committee in the event of (a) any payment of a stock dividend in respect of the Common Stock, (b) any recapitalization, reclassification, split-up or consolidation of or other change in the Common Stock, or (c) any exchange of the outstanding shares of Common Stock in connection with a merger, consolidation or other reorganization of or involving CompuCredit or a sale by us of all or a portion of our assets, for a different number or class of shares of stock or other securities of CompuCredit or for shares of stock or other securities of any other corporation. Except as set forth above, our issuance of shares of stock of any class of securities convertible into shares of stock of any class shall not affect any equity award granted pursuant to the 2008 Plan.

If any awards expire or are cancelled, terminated or forfeited for any reason other than their exercise, vesting or payment, the shares of Common Stock subject to such awards will again be available for issuance. If shares of Common Stock are issued pursuant to an award, the number of shares that shall be counted against the aggregate number of shares of Common Stock available for issuance shall be the greater of (i) the number of underlying shares of Common Stock with respect to which the award related or (ii) the number of shares of Common Stock actually issued in settlement of the award. If an award is settled in cash or a form other than shares of Common Stock, then the underlying shares with respect to which the award related shall not be counted against the aggregate number of shares available for issuance under the 2008 Plan; however, such underlying shares will be counted against the individual calendar year limits set forth above.

Effective Date and Term of 2008 Plan.    The 2008 Plan became effective on March 6, 2008, the date of its adoption by the Board of Directors, subject to shareholder approval. Awards, other than restricted stock awards, may be granted under the 2008 Plan after its adoption by the Board of Directors, provided that no award will be effective unless the shareholders approve the 2008 Plan within 12 months of its adoption. Restricted stock awards may only be granted after the shareholders approve the 2008 Plan. The 2008 Plan, but not any outstanding grants, shall terminate on March 6, 2018, the tenth anniversary of the date the 2008 Plan was adopted by the Board of Directors, subject to earlier termination by the Board of Directors.

Term of Awards.    No award shall be exercisable or become vested or payable more than ten years after the date of grant. An incentive stock option granted to a participant who beneficially owns more than 10% of the combined voting power of CompuCredit or any affiliate (determined by applying certain attribution rules) or a tandem SAR that relates to such an incentive stock option may not be exercisable more than five years after the date of grant.

Nontransferability.    Generally, equity awards are not transferable other than by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Compensation Committee may provide that awards other than incentive stock options or a corresponding SAR that is related to an incentive stock option may be transferred by a participant to anyone in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such awards. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer, (ii) the Compensation Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.

Change in Control.    In the event of or in anticipation of a “Change in Control” (as defined in the 2008 Plan), the Compensation Committee in its discretion may terminate outstanding awards (i) by giving the participants an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not exercisable) or (ii) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable or that have no value. Alternatively, the Compensation Committee may take such other action as the Compensation Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the award. The Compensation Committee may provide that a participant’s outstanding awards become fully exercisable or payable on and after a change in control date or immediately before the date the awards will be terminated in connection with a change in control. Awards will not be terminated to the extent they are to be continued after the Change in Control.

Shareholder Rights.    No participant shall have any rights as a shareholder of CompuCredit until such award is settled by the issuance of Common Stock (other than a restricted stock award or RSUs for which certain rights may be granted).

Compliance With Applicable Law.    No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which CompuCredit is a party, and the rules of all domestic stock exchanges on which CompuCredit’s shares may be listed.

Amendment and Termination of 2008 Plan.    The Board of Directors may amend or terminate the 2008 Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of CompuCredit’s shareholders to the extent required by law, by the rules of any stock exchange on which CompuCredit’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the 2008 Plan, including without limitation, any amendment to the 2008 Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the 2008 Plan, (iii) modify the requirements as to eligibility for participation in the 2008 Plan or (iv) change the stated performance conditions. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below, the Board will submit the material terms of the stated performance conditions to CompuCredit’s shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the performance objectives.

Notwithstanding any other provision of the 2008 Plan, the Compensation Committee may amend any outstanding award without a participant’s consent if, as determined by the Compensation Committee in its sole discretion, such amendment is required either to (i) confirm exemption from Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent a participant from being subject to any tax or penalty under Section 409A of the Code.

Forfeiture Provisions.    Awards do not confer upon any individual any right to continue in the employ or service of CompuCredit or any affiliate. All rights to any award that a participant has will be forfeited immediately if the participant is discharged from employment or service for “cause” (as defined in the 2008 Plan).

Miscellaneous Provisions.    No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Georgia govern the 2008 Plan. The 2008 Plan is unfunded, and CompuCredit does not intend to segregate any assets for grants of awards under the 2008 Plan.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to CompuCredit and to participants in the 2008 Plan who are U.S. citizens. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and, therefore, is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards.

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within thirty (30) days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

If the participant makes a subsequent disposition of the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapse or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to CompuCredit (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant is treated as selling or exchanging the shares and may be able to claim a short-term or long-term capital loss, as the case may be, as a result of the forfeiture.

Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards.

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award. The U.S. federal income tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to CompuCredit.

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding.

We are authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Section 162(m) and Material Terms of Performance Criteria

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other highest compensated officers (other than the chief financial officer). The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based and (3) the maximum amount payable to an employee upon attainment of a goal.

Awards under the 2008 Plan may be subject to the satisfaction of one or more performance goals. Any performance goals for awards are determined by the Compensation Committee and are designed to support the business strategy and align executives’ and directors’ interests with shareholder interests. Performance goals are based on one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), cash earnings (earnings before amortization of intangibles), operating income, pre-or after-tax income, earnings per share, cash flow, net cash flow per share, net earnings, return on equity, return on capital, return on sales, return on net assets employed, return on assets, economic value added (or an equivalent metric), share price performance, total shareholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, shareholder value, cash flow from operations, cost reductions, cost ratios, return on capital compared to cost of capital, return on capital employed, cash return on capitalization, revenue ratios, return on invested capital, net income, value-added profits, managed income and market share.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to CompuCredit, one or more business units, or any combination of the foregoing;

•	on an absolute basis or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•

including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with our practices for measuring the achievement of performance goals on the date the Compensation Committee establishes the goals.

Past and Future Awards

Since the adoption of the 2008 Plan by the Board, the Compensation Committee has granted 316,900 RSUs to non-executive officer employees under such plan. Any future awards under the 2008 Plan will be made at the discretion of the Compensation Committee. Consequently, we cannot determine, with respect to any particular person or group, the number or value of the awards that will be granted in the future pursuant to the 2008 Plan. Notwithstanding the foregoing, as indicated above, no individual may be granted an award that relates to more than 500,000 shares of Common Stock during any calendar year. The following table reflects awards granted by the Compensation Committee under the 2004 Plan in 2007.

Name and Position	Dollar Value of Grants(1)	Number of Shares Granted
David G. Hanna, Chief Executive Officer	—	—

J.Paul Whitehead, III, Chief Financial Officer	$499,994	30,562

Richard W. Gilbert, Chief Operating Officer	—	—

Richard R. House, Jr., President	—	—

Krishnakumar (“K.K.”) Srinivasan, President (Credit Cards)	$720,036	19,918

Executive Group	$1,220,030	50,480

Non-Executive Director Group	$249,993	6,305

Non-Executive Officer Employee Group	$5,356,874	156,794

(1)	The dollar values shown are based on the value of CompuCredit Common Stock as of the date of grant of each award. This may differ from the current value of such stock and from the value upon vesting in the future.

As discussed below in greater detail under “Proposal Three: Approval of the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan—Summary of the ESPP—Eligibility for Participation,” only non-executive officer employees are eligible to participate in the Amended and Restated Employee Stock Purchase Plan.

Equity Compensation Plan Information

We maintain the Existing Plans, pursuant to which we may make equity grants, although we do not intend to make any further grants under the Existing Plans if Proposal Two is approved.

We also have the Employee Stock Purchase Plan, which we refer to as the “ESPP.” Almost all employees, excluding executive officers, are eligible to participate in the ESPP. Under the ESPP, employees can elect to have up to the greatest of 100% of their annual wages or the equivalent of $10,000 fair market value of our Common Stock withheld to purchase CompuCredit Common Stock. The amounts deducted and accumulated by each participant are used to purchase shares of Common Stock at the end of each one-month offering period. The price of stock purchased under the ESPP is approximately 85% of the fair market value per share of our Common Stock on the last day of the offering period. At December 31, 2007, there were no shares available under the ESPP.

The following table provides information about option awards under the Existing Plans as of December 31, 2007.

Plan Category	Number of securities to be issued under Option Plans upon exercise of outstanding options(1)	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under the Existing Plans (excluding securities reflected in first column)(2)
Equity compensation plans previously approved by security holders	666,264	$36.99	1,288,505
Equity compensation plans not approved by security holders	—	—	—
Total	666,264	$36.99	1,288,505

(1)	Does not include outstanding shares of restricted stock previously awarded under the 2004 Plan.
(2)	Includes 320,398 shares of restricted stock, which were available as of December 31, 2007 for future issuance under the 2004 Plan.

Additionally, we are seeking approval to adopt the 2008 Plan and to amend and restate the ESPP. Information regarding the equity awards that are issuable under the 2008 Plan and shares that are issuable under the Amended and Restated ESPP are not included in the above table. Please see above in this Proposal Two and Proposal Three for more information about the securities that are issuable under these plans.

Other Information

The closing price of our Common Stock on the NASDAQ Global Market on the Record Date was $7.93.

If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder’s shares is not withheld, the shares represented by that Proxy will be voted “FOR” approval of the CompuCredit Corporation 2008 Equity Incentive Plan.

The Board of Directors recommends a vote “FOR”

approval of the CompuCredit 2008 Equity Incentive Plan.

PROPOSAL THREE:

APPROVAL OF THE

COMPUCREDIT CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

On December 9, 1999, our Board of Directors adopted, and the shareholders subsequently approved, the CompuCredit Corporation Employee Stock Purchase Plan, which we refer to as the ESPP in this Proxy Statement.

On March 6, 2008, our Board of Directors amended and restated the ESPP, subject to shareholder approval, primarily to (i) increase the number of shares of Common Stock that may be issued under the ESPP by 250,000 shares, from 150,000 to 400,000, and (ii) extend the term of the ESPP so that it expires upon the sale of all shares under the ESPP, rather than upon the original December 31, 2009 termination date. In addition, a number of minor technical updates were made to the ESPP.

The following summary of the material provisions of the ESPP reflects the terms and conditions of the plan as proposed to be amended and restated. For a complete description, please read the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Summary of the ESPP

Purpose.    The purpose of the ESPP is to provide a method pursuant to which employees of CompuCredit and its “subsidiaries” (as defined in the ESPP) may acquire a proprietary interest in CompuCredit through the purchase of Common Stock. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Administration.    The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and administer the Plan in any manner it deems appropriate. Certain administrative functions can be delegated to AST Equity Plan Solutions, Inc. (or any other entity or individual as the Compensation Committee may designate). The decisions and determinations of the Compensation Committee or its delegate(s) in the administration of the ESPP are conclusive and final. CompuCredit generally will bear all expenses of administering the ESPP, except certain designated charges with respect to the shares will be the responsibility of the participant.

Shares Subject to the ESPP.    The original ESPP provided for the issuance of 150,000 shares under the ESPP. As of the Record Date, approximately 198,310 shares had been issued under the ESPP. This overissuance was the result of an administrative error. The proposed amendment and restatement of the ESPP increases the number of shares of Common Stock that may be issued under the ESPP by 250,000 from 150,000 to 400,000. This proposed increase would serve to correct the overissuance and provide for additional shares for future issuance.

Eligibility for Participation.    The purpose of the ESPP is to give employees of CompuCredit and its subsidiaries who are full-time employees the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in CompuCredit. However, the ESPP is not available to any of the following employees of CompuCredit or its subsidiaries:

•

any employee who, after giving effect to the purchase of any shares of Common Stock under the ESPP, would own 5% or more of the combined voting power of all classes of stock of CompuCredit or any of its subsidiaries,

•	any employee who is an executive officer of CompuCredit and is “highly compensated” within the meaning of Code Section 414(q),

•

any employee if, within the calendar year in which the option or purchase right under the ESPP first becomes exercisable, such option (together with any other options that first become exercisable in such year that have been granted to the employee under the ESPP or any similar plan of CompuCredit) would provide the employee with the right in such year to purchase shares having a fair market value (as of the first day of the offering period or date of grant) in excess of $25,000,

•

any other class or group of employees of CompuCredit that the Compensation Committee of the Board of Directors may deem ineligible, so long as the exclusion of such class or group does not violate applicable law or jeopardize the qualification of the ESPP under Section 423 of the Code, and

•	any employee who makes a hardship withdrawal from a cash or deferred arrangement established by CompuCredit to the extent required by Section 401(k) of the Code and related regulations.

There are approximately 3,800 employees of CompuCredit who are eligible to participate in the ESPP at this time.

Elections to Participate.    An eligible employee may elect to participate in the ESPP by filing with the Plan Administrator or its delegate, no later than ten business days before the month in which participation is to begin, a form authorizing automatic payroll deductions to be used for the purchase of shares under the ESPP. Such form will continue in effect until the participant withdraws from the ESPP, files a new authorization form or becomes ineligible to participate, or if sooner, when the ESPP terminates. Payroll deductions from a participant’s compensation will be credited to a bookkeeping account for the participant for the purchase of shares. No interest will be paid on amounts credited to a participant’s account.

Purchases.    Offerings under the ESPP will be made each calendar month. On the first business day of the month (the “Offering Commencement Date”), each participant will be granted an option to purchase, at the purchase price described below, a maximum number of shares equal to the payroll deductions allocated to the participant’s account during the month divided by 85% of the fair market value of the shares on the last business day of the month (the “Offering Termination Date”). The option will be exercised automatically on the Offering Termination Date. No employee may purchase in any calendar year shares of stock with a fair market value in excess of $10,000 measured at the applicable Offering Commencement Date (excluding the value of any dividends earned on the shares purchased as well as any subsequent appreciation in the value of the stock after valuation as of the applicable Offering Commencement Date). The Compensation Committee may, in its discretion, change the length of future offering periods, provided it announces the change at least two days prior to the scheduled beginning of the first affected offering period.

Purchase Price for Shares.    The purchase price per share will be 85% of the fair market value of a share of Common Stock on the Offering Termination Date (the closing sales price for the Common Stock quoted on any established stock exchange and as reported in The Wall Street Journal as of the determination date) or such higher price established by the Compensation Committee.

Adjustments to Shares and Purchase Price.    The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments.

Withdrawal from Participation.    A participant may elect to terminate his or her participation in the ESPP at any time up to 10 business days prior to an Offering Termination Date. Participants who elect to withdraw from the ESPP or who terminate employment other than as a result of death or retirement before such 10-day period shall receive in cash the amounts allocated to their accounts and no shares will be purchased. With respect to participants who terminate employment during such 10-day period and participants who terminate employment as a result of death or retirement, their payroll deductions will be used to purchase shares during the offering period. If a participant makes a hardship withdrawal from a cash or deferred arrangement and is thus prohibited from participating in the ESPP for an offering period, the participant will be deemed to have withdrawn from the ESPP as of the time of such hardship withdrawal. Once a participant’s participation terminates in accordance with this paragraph, the employee may not again elect to participate until the first month at least one full calendar quarter after his or her withdrawal (but only if then eligible to participate).

Limits on Transferability.    During a participant’s lifetime, options granted under the ESPP may only be exercised by the participant to whom they were granted. Shares acquired under the ESPP may not be sold, assigned, pledged or otherwise transferred or disposed of (other than by will or the laws of descent and distribution) for a period of twelve months after the date on which the shares are purchased (or such lesser period as the Compensation Committee determines).

Shareholder Rights.    No participant shall have any rights as a shareholder of CompuCredit with respect to options or shares purchased under the ESPP unless and until the shares have been appropriately evidenced on the books of CompuCredit.

Term of the ESPP.    The ESPP shall terminate upon the sale of all shares authorized under the ESPP, unless terminated earlier by the Compensation Committee.

Amendment of the ESPP.    The ESPP may be amended by the Compensation Committee in any way which it deems advisable. However, any amendment that would (i) increase the number of shares that may be purchased under the ESPP or (ii) change the designation of the entities whose employees may be offered options under the ESPP, in each case in a way that would require shareholder approval under applicable tax laws, may not become effective until shareholder approval is obtained.

Governing Law.    The laws of the State of Georgia govern the ESPP.

Federal Income Tax Consequences

We intend that the ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion summarizes the material federal income tax consequences to us and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and, therefore, is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, we are deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts credited to his or her account during the offering period. On the last day of each offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions or cash payment to us will purchase at the purchase price.

The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (i) two years after the deemed “option” is granted (the first day of an offering period) and (ii) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of an offering period). If the Common Stock is disposed of after this period, the employee must determine whether the disposition otherwise triggers a gain or loss. Generally, the gain or loss on a disposition is equal to the fair market value of the Common Stock at the time of the disposition less the amount originally paid by the employee for the Common Stock. If the employee realizes a loss on the disposition of the Common Stock, then generally the employee will recognize a long-term capital loss. If the employee realizes a gain on the disposition of the Common Stock, then a portion of that gain will be treated as ordinary income and the balance generally will be treated as a long-term capital gain. The amount treated as ordinary income is the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeds the amount originally paid by the employee for the Common Stock. “Option price” is equal to 85% of the fair market value of the Common Stock on the first day of the offering period.

If an employee sells the Common Stock before the expiration of the required holding periods, then the tax treatment depends on whether the employee would otherwise realize a gain or loss on the disposition, as described above. If the employee would otherwise realize a loss on the disposition of the Common Stock, then the employee is nonetheless required to recognize ordinary income to the extent of the difference between the amount originally paid by the employee for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period). The employee is then required to increase the tax basis of the Common Stock by the amount of ordinary income so recognized and take a correspondingly larger capital loss as a result. If the employee realizes a gain on the disposition of the Common Stock, then it generally will be treated as ordinary income.

Even though an employee who meets the requisite holding periods must treat part of his or her gain on a disposition of the Common Stock as ordinary income, we may not take a business deduction for such amount.

However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of such disposition.

If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder’s shares is not withheld, the shares represented by that Proxy will be voted “FOR” approval of the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan.

The Board of Directors recommends a vote “FOR”

approval of the CompuCredit Amended and Restated Employee Stock Purchase Plan.

EXECUTIVE OFFICERS OF COMPUCREDIT

Our executive officers are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to our executive officers. The biographies of Messrs. Hanna, Gilbert and House are provided above under “Proposal One: Election of Directors.”

David G. Hanna	43	Chief Executive Officer and Chairman of the Board
J.Paul Whitehead, III	46	Chief Financial Officer
Richard W. Gilbert	54	Chief Operating Officer and Vice Chairman of the Board
Richard R. House, Jr.	44	President and Director
Krishnakumar (“K.K.”) Srinivasan	48	President (Credit Cards)

J.Paul Whitehead, III, Chief Financial Officer. Mr. Whitehead became Chief Financial Officer in 2002. Mr. Whitehead has over 25 years of experience in financial, accounting, auditing, and tax-related matters. From 2001 to 2002 and, prior to that, from 1995 to 1999, Mr. Whitehead was a partner with Ernst & Young LLP, an accounting firm. From 1999 to 2001, he served as Chief Financial Officer and Chief Operating Officer of ZapMedia, Inc. During Mr. Whitehead’s approximately 13 year tenure with Ernst & Young, he performed and managed audits of a number of publicly held clients and managed audit and tax consulting teams of up to 25 professionals. At ZapMedia, he was responsible for all financial and administrative affairs of the company, including the establishment and oversight of all accounting, treasury and financial systems and processes, external financial reporting, accounting and information systems design and development of accounting policies and procedures. From April 1991 through July 1995, Mr. Whitehead served as a political appointee to the United States Department of the Treasury. He earned an MS in Taxation from Georgetown University and graduated, magna cum laude, with a BBA in Accounting from the University of Georgia.

Krishnakumar (“K.K.”) Srinivasan, President (Credit Cards). Mr. Srinivasan became President (Credit Cards) in January 2007. Mr. Srinivasan served as Executive Vice President and Chief Credit Officer of CompuCredit from 2004 to January 2007. He was the President and Chief Executive Officer of Creditlogistics India Private Limited (formerly CreditInfo Support Services India Private Limited), a subsidiary of CompuCredit, from 2003 until 2004. Mr. Srinivasan served as Chief Credit Officer of CompuCredit from February 2001 until December 2003. From 1998 to 2001, he was the founder and Chief Executive Officer of ForeTell, Inc., a credit and internet consulting company.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of CompuCredit and our shareholders. We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market. Our current Code of Business Conduct and Ethics and charters for certain committees of the Board of Directors are available on our corporate website at www.compucredit.com under the heading “For Investors.”

Set forth below is information regarding the meetings of the Board of Directors during 2007, a description of the Board’s standing committees and additional highlights of our corporate governance policies and procedures.

Committees and Meetings of the Board of Directors

Board Composition.    The Board of Directors presently consists of nine members elected by holders of Common Stock. The current members of the Board of Directors are Gregory J. Corona, Richard W. Gilbert, David G. Hanna, Frank J. Hanna, III, Richard R. House, Jr., Deal W. Hudson, Mack F. Mattingly, Nicholas B. Paumgarten and Thomas G. Rosencrants. The Board has determined that the following directors, who constitute a majority of the Board (five), are independent in accordance with the Nasdaq and SEC rules governing director independence: Gregory J. Corona, Deal W. Hudson, Mack F. Mattingly, Nicholas B. Paumgarten and Thomas G. Rosencrants.

Meetings of the Board of Directors.    During fiscal year 2007, the Board of Directors met four times. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees.    Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The principal functions and the names of the directors currently serving as members of each of those committees are set forth below. In accordance with applicable Nasdaq and SEC requirements, the Board of Directors has determined that each director serving on the Audit, Compensation and Nominating and Corporate Governance committees is an independent director.

Audit Committee.    The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our financial matters. The Audit Committee operates under a written charter, a copy of which is available on our website at www.compucredit.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include reviewing our financial statements, reports and releases; reviewing with the independent auditor all critical accounting policies and alternative treatments of financial information under generally accepted accounting principles; appointing, compensating, retaining and overseeing the work of the independent auditor; and monitoring and overseeing our Code of Business Conduct and Ethics.

The Audit Committee met 13 times during 2007. The current members of the Audit Committee are Thomas G. Rosencrants (Chairman), Gregory J. Corona and Deal W. Hudson. The Board of Directors has determined that Mr. Rosencrants is an “audit committee financial expert,” as that term is defined in SEC rules.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in identifying qualified director candidates and developing and monitoring our corporate governance policies. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.compucredit.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include identifying individuals qualified to become members of the Board of Directors and recommending candidates for re-election as directors; monitoring and recommending corporate governance and other Board and company practices; and overseeing performance reviews of the Board of Directors as a whole, its committees and the individual directors.

With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has opted against developing a formalized process. Instead, in keeping with the prior practice of the Board, the committee and our senior management have recommended candidates whom they are aware of personally or by reputation.

Similarly, with respect to the evaluation of director nominee candidates by the Nominating and Corporate Governance Committee, the committee has opted against adopting formal requirements or minimum standards regarding the evaluation of potential directors. Rather, the committee will consider each candidate on his or her own merits on a case-by-case basis. However, in evaluating candidates, there are a number of factors that the committee generally views as relevant and is likely to consider. Some of these factors include the candidates’:

•	professional experience, particularly experience that is germane to our business, such as credit services, legal, human resources, finance, marketing, and regulatory experience;

•	ability to qualify as an “audit committee financial expert” (as defined by the SEC);

•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that we face;

•	contribution to diversity on the Board of Directors;

•	integrity and reputation;

•	ability to work collegially with others;

•	availability and the ability to attend meetings in person; and

•	current membership on our Board of Directors due to the fact that the Board values continuity (but not entrenchment).

The Nominating and Corporate Governance Committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing Board members, will provide shareholders with a diverse and experienced Board of Directors.

The Nominating and Corporate Governance Committee met two times during 2007. The current members of the Nominating and Corporate Governance Committee are Gregory J. Corona (Chairman), Deal W. Hudson, Mack F. Mattingly and Nicholas B. Paumgarten.

Compensation Committee.    The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers and directors. The Compensation Committee does not operate under a written charter. The Compensation Committee met seven times during 2007. The current members of the Compensation Committee are Mack F. Mattingly (Chairman), Nicholas B. Paumgarten and Thomas G. Rosencrants. For more information on the Compensation Committee, see “Compensation Discussion and Analysis.”

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional highlights of our corporate governance policies and procedures are set forth below:

Code of Ethics.    Our Code of Business Conduct and Ethics (the “Code of Ethics”) applies to all of our directors, executive officers and employees. The Code of Ethics is available on our website at www.compucredit.com under the heading “For Investors.” We intend to disclose any amendments to our Code of Ethics, and any waiver from a provision of the Code of Ethics granted to our Chief Executive Officer, Chief Financial Officer or Controller, on our website within four business days following such amendment or waiver.

Executive Sessions of Independent Directors.    The Board of Directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The independent directors are responsible for establishing the agenda at executive sessions. The Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the Board, as a whole.

Committee Authority to Retain Independent Advisors.    Each of the Audit Committee and the Nominating and Corporate Governance Committee has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by CompuCredit.

Whistleblower Procedures.    The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

No Executive Loans.    We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Policy for Director Attendance at Annual Meetings.    It is the policy of CompuCredit and our Board of Directors that all directors attend the Annual Meeting of Shareholders and be available for questions from shareholders, except in the case of unavoidable conflicts. All of our directors attended our 2007 Annual Meeting of Shareholders.

Process for Shareholders to Send Communications to the Board.    We encourage shareholder communication with the Board of Directors. Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of CompuCredit at our principal executive offices. Any communication should indicate that you are a CompuCredit shareholder and clearly specify whether it is intended to be made to the entire Board or to one or more particular director(s).

Policy for Consideration of Director Candidates Recommended by Shareholders.    We welcome recommendations for director candidates from shareholders. In order to make a recommendation, a shareholder should submit the following information to the Nominating and Corporate Governance Committee of the Board of Directors:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•

written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read our Code of Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code of Ethics or required a waiver, (4) is, or is not, “independent” as that term is defined by Nasdaq and SEC rules, and (5) has no plans to change or influence the control of CompuCredit;

•

the name of the recommending shareholder as it appears in our books, the number of shares of Common Stock that is owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name (if the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

This information should be sent to the Nominating and Corporate Governance Committee, c/o Rohit H. Kirpalani, Secretary at our principal executive offices, who will forward it to the chairperson of the committee. The committee need not necessarily respond to shareholder recommendations.

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of CompuCredit’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.compucredit.com under the heading “For Investors.” The members of the committee meet the independence requirements of SEC rules and Nasdaq listing standards.

Management is responsible for CompuCredit’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of CompuCredit’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the committee certify that the independent auditor is “independent” under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that CompuCredit’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

CompuCredit’s independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in CompuCredit’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

Thomas G. Rosencrants, Chairman

Gregory J. Corona

Deal W. Hudson

AUDITOR FEES

The Audit Committee has selected BDO Seidman, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. We first engaged BDO in 2002 on the recommendation of the Audit Committee, and it has served as our principal accounting firm since that date. A representative of BDO is expected to be present at the 2008 Annual Meeting of Shareholders and will be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she desires to do so. Approval of our accounting firm is not a matter required to be submitted to the shareholders.

Audit Fees.    The aggregate fees billed by BDO for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting and the reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $764,000 for the fiscal year ended December 31, 2007 and $816,000 for the fiscal year ended December 31, 2006.

Audit-Related Fees.    The aggregate fees billed by BDO related to assurance and related services for the performance of the audit or review of our financial statements totaled $289,044 for the fiscal year ended December 31, 2007 and $251,374 for the fiscal year ended December 31, 2006. These fees were principally related to audit work in connection with our 401(k) defined contribution plan, agreed upon procedures as required by our lenders, securitization investors and trustees, accounting guidance and consultation as well as various reimbursable expenses.

Tax Fees.    The aggregate fees billed by BDO for professional services rendered for tax compliance, tax advice or tax planning totaled $0 for the fiscal year ended December 31, 2007 and $1,200 for the fiscal year ended December 31, 2006. The fees incurred in fiscal 2006 were principally related to tax compliance services.

All Other Fees.    The aggregate of all other fees for services provided by BDO were $0 for the fiscal year ended December 31, 2007 and $0 for the fiscal year ended December 31, 2006.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

COMPENSATION DISCUSSION AND ANALYSIS

References in this Proxy Statement to “named executive officers” refer to our Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer) and three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are David G. Hanna, J.Paul Whitehead, III, Richard W. Gilbert, Richard R. House, Jr. and K.K. Srinivasan.

Compensation Philosophy

The Compensation Committee believes that executive compensation must (i) provide a strong incentive for executives to achieve CompuCredit’s goals, (ii) reward executives with equity interests in CompuCredit and align their interests with shareholder interests to build shareholder value and (iii) attract and retain key executives critical to CompuCredit’s long-term success.

Overview of CompuCredit’s Executive Compensation

Historically, we have compensated Messrs. Hanna and Gilbert differently than the other named executive officers. The Compensation Committee believes that the significant stock holdings of Messrs. Hanna and Gilbert serve as the most effective incentive for their individual performance and their commitment to increasing shareholder value. Therefore, in the past, Messrs. Hanna and Gilbert have received relatively nominal annual salaries and have not received equity compensation awards. The Compensation Committee does not have any current plans to change the manner in which Messrs. Hanna and Gilbert are compensated.

For its other named executive officers, Messrs. House, Srinivasan and Whitehead, the Compensation Committee has designed compensation packages that it believes are competitive with other companies in the financial services sector, particularly other credit card companies. Over the past two years, the Compensation Committee has emphasized compensation packages and awards that incentivize these executive officers to remain committed to CompuCredit over the long term. Accordingly, the recent equity awards provided to Mr. House are significant and vest in whole on the fifth anniversary of the grant date. Similarly, annual equity compensation awards under Mr. Srinivasan’s employment agreement vest in whole on March 15, 2012. Awards given to Mr. Whitehead under his compensation package vest in whole on the third anniversary of the grant date.

The Compensation Committee Process

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the Chief Executive Officer’s recommendations. The Compensation Committee has not used any compensation consultant in setting executive salaries, or in determining other components of executive compensation, nor does it seek formally to benchmark the compensation of our executive officers against compensation paid by other companies to their executives.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	preparing information for Compensation Committee meetings;

•	establishing business performance targets and objectives;

•	providing background information regarding CompuCredit’s strategic objectives; and

•	recommending salary levels and equity awards.

From time to time, the Compensation Committee invites members of management, including Mr. Hanna, Mr. Whitehead and Rohit Kirpalani, our General Counsel, to attend all or a portion of its meetings. Typically, Mr. Hanna reviews the performance of senior management and makes recommendations on compensation levels. Mr. Whitehead assists the committee in setting performance targets and advising on accounting and tax matters. Mr. Kirpalani advises the committee on legal matters and prepares documents for the committee’s consideration. In addition, all three of these officers answer questions posed by the committee.

In the past, the Compensation Committee has authorized Mr. Hanna to negotiate employment agreements with senior executive officers (other than himself). Typically, the negotiated employment agreements are subject to review and approval by the Compensation Committee.

Base Compensation

As discussed above, the Compensation Committee does not believe that increases in the salaries of Messrs. Hanna and Gilbert would further motivate them. Therefore, the annual salaries for Messrs. Hanna and Gilbert have remained the same, at $50,000 and $175,000, respectively, since 1997.

In determining the annual salary of Messrs. House, Srinivasan and Whitehead, the Compensation Committee considers a number of factors, many of which are subjective. These factors include:

•	the executive officer’s level of equity interest in CompuCredit;

•	the Compensation Committee’s performance evaluation of the executive officer; and

•	the Compensation Committee’s assessment of the executive officer’s value to the organization and any planned change in functional responsibilities of the executive officer.

In May 2006, the Compensation Committee raised the annual salary of Mr. House to $1,000,000. In January 2007, Mr. Srivinvasan entered into a new employment agreement that raised his annual salary to $700,000. The annual salary for Mr. Whitehead in 2007 remained the same as the previous year, $400,000. The annual salaries of the named executive officers for the past three years are provided below under “Executive and Director Compensation.”

Performance-Based Compensation

Overview

The Compensation Committee’s objective is to have a substantial portion of each officer’s compensation contingent upon CompuCredit’s performance as well as upon his or her own level of performance and contribution towards CompuCredit’s performance. This allows executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved.

As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon our performance and stock price appreciation rather than base salary.

Type of Equity Compensation Awards.

Historically, the primary form of equity compensation that CompuCredit awarded consisted of stock options. We selected this form because of the favorable accounting and tax treatments and the near universal expectation by employees that they would receive stock options. In 2004, the Compensation Committee carefully analyzed the relative incentive value of various types of equity awards and concluded that grants of restricted stock generally would be more effective than grants of stock options in aligning the interests of the grantees with those of our shareholders. This determination reflects the view that, in the current environment, large option grants are necessary to provide the intended incentive, which could result in greater dilution to our shareholders over time than the dilution that would occur with certain other forms of equity compensation. Further, in light of the relatively new accounting rules requiring that stock options be expensed by the issuer, the Compensation Committee determined that a primary reliance on stock options for incentive compensation would be too costly.

Restricted stock grants, on the other hand, award the grantee shares of Common Stock that are subject to restrictions on ownership (as opposed to the right to purchase a share of Common Stock at a later date at a stated price) and, accordingly, use a relatively smaller number of shares to achieve a comparable, and arguably greater, incentive result, lessening the dilutive impact and cost to us. Additionally, the Compensation Committee believes that restricted stock awards ultimately will increase the equity ownership of our executive officers, which is consistent with the committee’s overall compensation philosophy. As a result, since late 2004, the Compensation Committee predominantly has awarded restricted stock, rather than stock options, and expects to do so in most instances in the foreseeable future.

Size of Equity Compensation Awards.

In the past three years, Messrs. Srinivasan, Whitehead and House have been the only named executive officers to receive equity compensation awards. The Compensation Committee has used different criteria for each of these officers to determine the size of those equity compensation awards.

Mr. Srinivasan’s employment agreement provides that he is eligible for a bonus with respect to performance in each fiscal year from 2007 to 2011 and provides a target bonus for each of those years. The target bonus is expressed in dollars and is payable in shares of restricted stock based on the fair market value of our Common Stock on the last day of the fiscal year in which the bonus was earned. The amount of the bonus awarded to Mr. Srinivasan is based upon the achievement of annual performance goals, which must be agreed to at the beginning of each year. For 2007, Mr. Srinivasan’s target bonus was $1,850,000. The performance goals that determined his 2007 bonus were based on the managed income of our credit card business. The established performance goals were not achieved for 2007, and none of this bonus was earned. In April 2008, Mr. Srinivasan agreed to accept stock options to purchase 200,000 shares of Common Stock, in lieu of the target bonus for 2008 performance provided under his employment agreement. The Compensation Committee determined that this was the optimal means of motivating Mr. Srinivasan to achieve CompuCredit’s goals in light of all circumstances, including current market conditions.

Mr. Whitehead’s employment agreement provides that he is eligible for grants of restricted stock in 2005, 2006 and 2007 with grant date values equal to $500,000, subject to the attainment of goals established in advance with the mutual agreement of CompuCredit and Mr. Whitehead. The performance criteria for Mr. Whitehead have been based primarily on his management of our accounting and finance departments, including the quality and timeliness of recurring department responsibilities. In each of the last three years, the Compensation Committee granted Mr. Whitehead a restricted stock grant with the full grant date value of $500,000.

In May 2006, the Compensation Committee awarded Mr. House a significant grant of restricted stock and stock options. Given the size of that grant, the Compensation Committee decided not to award additional equity compensation to Mr. House in 2007.

Information regarding the amounts of equity compensation that have been awarded to the named executive officers in the past three years is provided below under “Executive and Director Compensation.”

Cash Bonuses.

We do not maintain an annual performance-based cash compensation program for our named executive officers. Moreover, we have not awarded any cash bonuses to named executive officers in the past three years. However, the Compensation Committee may award this type of bonus in the future if it believes that it would be beneficial to the company.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, we provide our named executive officers the following benefits and perquisites:

Medical Insurance.    We provide to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as we may from time to time make available to our other executives of the same level of employment. We pay a portion of the premiums for this insurance for all employees.

Life and Disability Insurance.    We provide each named executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Defined Contribution Plan.    We and our designated affiliates offer a 401(k) Savings/Retirement Plan, which is a tax-qualified retirement plan, to eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual eligible compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We make matching contributions to the 401(k) Plan up to 1.5% of the maximum amount of an employee’s compensation that is eligible for matching contributions. In 2007, the maximum matching grant to our named executive officers was $3,375.

Other.    We make available certain other perquisites or fringe benefits to executive officers and other employees, such as professional society dues and food and recreational fees incidental to official company functions, including Board meetings. For a discussion of the personal use of charter jet service by our Chief Executive Officer, see “Compensation Discussion and Analysis—Compensation of the Chief Executive Officer” below.

Compensation of the Chief Executive Officer

Consistent with CompuCredit’s compensation philosophy, the Compensation Committee believes that David G. Hanna’s significant stock holdings provide him with a strong incentive to achieve CompuCredit’s goals. Mr. Hanna has received an annual salary of $50,000 since 1997 and historically has not received equity compensation awards. In light of this nominal compensation, in 2005 the Compensation Committee authorized the use by Mr. Hanna and his family of charter jet service aircraft, for personal purposes and at our expense, up to an amount equal in value to $200,000 per year, as determined for income tax purposes (which is different from the value shown in the Summary Compensation Table that reflects the incremental cost to us).

Severance Arrangements

We do not have any severance agreements or other arrangements with Messrs. Hanna and Gilbert.

No severance or other benefits will be paid by CompuCredit to Mr. House upon his termination of employment. However, in the event that Mr. House’s employment is terminated by his death or “disability” or by CompuCredit other than for “cause,” Mr. House’s restricted stock awards will vest immediately. Termination of Mr. House’s employment upon death, “disability” or by CompuCredit other than for “cause” will not accelerate the vesting of Mr. House’s stock options.

Pursuant to his employment agreement, if Mr. Whitehead is terminated without “cause” or if Mr. Whitehead terminates his employment for “good reason,” he is entitled to receive (i) his then current base salary for the greater of the time from the termination date through October 15, 2008, or 12 months from the date of his termination; plus, (ii) an amount equal to the largest cash bonus he received since October 16, 2005. In addition, he will become fully vested in all equity awards that he has received and we will continue Mr. Whitehead’s medical, disability and life insurance benefits for 24 months from the date of his termination, unless earlier he becomes eligible for such benefits with another employer.

Pursuant to his employment agreement, if Mr. Srinivasan is terminated without “cause” or if Mr. Srinivasan terminates his employment for “good reason,” he is entitled to receive (i) his then current base salary for the lesser of the time from the termination date through December 31, 2011, or 24 months from the date of his termination; plus, (ii) a restricted stock grant prorated for the period served for the calendar year in which the termination occurs. In addition, he will become fully vested in all equity awards that he has received and we will continue Mr. Srinivasan’s medical, disability and life insurance benefits for 24 months from the date of his termination, unless earlier he becomes eligible for such benefits with another employer.

Change of Control Arrangements

There are no change of control agreements between CompuCredit and any of our named executive officers. However, all unvested equity awards held by named executive officers will vest immediately upon a change of control, except for the restricted stock award granted to Mr. House in May 2006. Upon a change of control, 20% of Mr. House’s May 2006 restricted stock award will vest for each year (or part thereof) that has passed between the date of grant and the date of the change of control.

Compensation Recovery Policy

The Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek the return of appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Policies Regarding Equity Compensation Awards

The Compensation Committee grants the majority of equity compensation awards to employees in February of each year. However, since the timing of grants to named executive officers is often dictated by employment agreements and these grants require additional consideration, grants to named executive officers occur at different intervals throughout the year.

For restricted stock awarded in February, the number of shares of restricted stock granted generally is determined based on the dollar value of the award divided by the average of the closing prices of our Common Stock on the NASDAQ Global Market during the prior month of January. Typically, Mr. Srinivasan is eligible to receive equity compensation awards in February. If an equity grant is awarded pursuant to Mr. Srinivasan’s employment agreement, however, the grant is calculated in accordance with the terms of that agreement. The number of shares of restricted stock awarded at other times of the year is determined based on the dollar value of the award divided by the last quoted price per share of our Common Stock on the NASDAQ Global Market at the close of business on the date of grant. In 2007, Mr. Whitehead received a restricted stock award outside of the month of February. The exercise price for stock options is determined by reference to the last quoted price per share on the NASDAQ Global Market at the close of business on the date of grant.

No Policies Regarding Equity Ownership and Hedging

CompuCredit does not have any equity or other security ownership requirements or guidelines that specify applicable amounts or forms of ownership. We do not have any policies regarding hedging the economic risk of equity ownership.

Policies Regarding Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax-effective for us. Section 162(m) of the Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. Also, this limitation does not apply to Mr. Whitehead’s compensation because chief financial officers are exempted from the application of Section 162(m).

The non-performance-based compensation paid in cash to our executive officers for the 2007 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid in cash to our executive officers for fiscal 2008 will exceed that limit. In addition, the Compensation Committee does not anticipate that non-performance-based compensation to be paid in restricted stock or in stock options to our executive officers for fiscal 2008 will exceed the $1 million limit per officer. However, the occurrence of certain events, including a change of control of CompuCredit or a significant increase in the value of our Common Stock, could cause certain compensation to exceed the limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mack F. Mattingly, Chairman

Nicholas B. Paumgarten

Thomas G. Rosencrants

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation earned by our named executive officers. For each executive officer’s existing stock ownership as of the Record Date, see “Security Ownership of Certain Beneficial Owners and Management.” Each of the named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of each named executive officer’s employment agreement, see “Executive and Director Compensation—Named Executive Officer Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
David G. Hanna	2007	$50,000	—	—	$1,098,805	(1)	$1,148,805
Chief Executive Officer	2006	50,000	—	—	1,005,636	(1)	1,055,636
and Chairman of the Board	2005	50,000	—	—	980,451	(1)	1,030,451

J.Paul Whitehead III	2007	$400,000	$499,994	—	$5,463	(2)	$905,457
Chief Financial Officer	2006	413,462	500,016	—	6,122	(2)	919,600
	2005	340,000	500,000	—	3,500	(2)	843,500

Richard W. Gilbert	2007	$175,000	—	—	$2,625	(3)	$177,625
Vice Chairman and	2006	175,000	—	—	2,574	(3)	177,574
Chief Operating Officer	2005	175,000	—	—	2,625	(3)	177,625

Richard R, House, Jr.	2007	$1,000,000	—	—	$3,375	(3)	$1,003,375
President	2006	814,616	$10,553,266	$8,168,432	3,300	(3)	19,539,614
	2005	583,333	335,281	—	3,500	(3)	922,114

K.K. Srinivasan	2007	$700,000	$720,036	—	$3,375	(3)	$1,423,411
President (Credit Cards)	2006	400,000	733,798	—	3,300	(3)	1,137,098
	2005	400,000	536,298	—	3,500	(3)	939,798

(1)	Reflects (i) $1,098,055, $1,004,900 and $979,732 for 2007, 2006 and 2005, respectively, for the use by Mr. Hanna and members of his family, including Frank J. Hanna, III, of charter jet service aircraft for personal purposes and at our expense at an incremental cost to us, which is calculated based on the total flight costs charged by the charter companies, including cost per flight hour charge specified in the lease agreement, fuel surcharge, catering, international fees and federal excise tax and (ii) $750, $736 and $719 for 2007, 2006 and 2005, respectively, for matching contributions to the CompuCredit 401(k) Plan.
(2)	Reflects (i) $2,088, $2,822 and $0 for 2007, 2006 and 2005, respectively, for long-term disability insurance premiums paid by us and personal use of a mobile phone provided by us and (ii) $3,375, $3,300 and $3,500 for 2007, 2006 and 2005, respectively, for matching contributions to the CompuCredit 401(k) Plan.
(3)	Reflects our matching contributions to the CompuCredit 401(k) Plan.

The following table sets forth information concerning grants of plan-based awards in 2007. Messrs. Whitehead and Srinivasan have employment agreements that influence or define grants of plan-based awards. For a description of the material terms of these employment agreements, see “Executive and Director Compensation—Named Executive Officer Employment Agreements.”

The awards of restricted stock were made under our 2004 Restricted Stock Plan. Grantees of restricted stock have all rights of ownership with respect to those shares, including the right to vote the shares and receive any dividends. However, these ownership rights are subject to the restrictions placed on the shares by the Compensation Committee. The grant of restricted stock to Mr. Whitehead will vest in whole on the third anniversary of the grant date. Mr. Srinivasan’s restricted stock grant will vest in thirds on each of the first three anniversaries of the grant date.

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Options Awards
Name		Threshold (#)	Target (#)	Maximum (#)
David G. Hanna	—	—	—	—	—		—
J.Paul Whitehead III	11/5/07	30,562	30,562	30,562	$16.36		$499,994
Richard W. Gilbert	—	—	—	—	—		—
Richard R, House, Jr.	—	—	—	—	—		—
K.K. Srinivasan	2/14/07	19,918	19,918	19,918	$36.15	(1)	$720,036

(1)	Based on the dollar value of the award divided by the average of the closing prices of our Common Stock on the NASDAQ Global Market during the prior month of January.

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2007.

Outstanding Equity Awards at December 31, 2007

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David G. Hanna	—	—		—	—	—		—
J.Paul Whitehead III	5,000	—		$19.05	10/15/2008	57,444	(1)	$573,291
Richard W. Gilbert	—	—		—	—	—		—
Richard R, House, Jr.	—	500,000	(2)	$40.99	5/9/2013	257,445	(3)	$2,569,301
K.K. Srinivasan	—	—		—	—	37,774	(4)	$376,985

(1)	Mr. Whitehead’s restricted stock vests as follows: (i) 11,862 shares on November 4, 2008, (ii) 15,020 shares on November 3, 2009 and (iii) 30,562 shares on November 5, 2010.
(2)	Mr. House’s unexercisable options vest on May 9, 2011.
(3)	Mr. House’s restricted stock vests as follows: (i) 7,445 shares on February 16, 2008 and (ii) 250,000 shares on May 9, 2011.
(4)	Mr. Srinivasan’s restricted stock vests as follows: (i) 6,640 shares on February 14, 2008, (ii) 5,955 shares on February 16, 2008, (iii) 5,945 shares on February 17, 2008, (iv) 6,639 shares on February 14, 2009, (v) 5,956 shares on February 16, 2009 and (vi) 6,639 shares on February 14, 2010.

The following table sets forth information concerning options that were exercised and stock awards that vested during 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David G. Hanna	—	—	—	—
J.Paul Whitehead III	—	—	15,000	$361,200
Richard W. Gilbert	—	—	—	—
Richard R, House, Jr.	275,000	$1,743,500	11,150	$388,912
K.K. Srinivasan	40,000	$1,057,440	11,901	$415,107

Potential Payments Upon Termination or Change-in-Control

As described under “Executive and Director Compensation—Named Executive Officer Employment Agreements,” we have entered into employment agreements with Messrs. Hanna, Whitehead, Gilbert, House and Srinivasan. The agreements provide for certain payments and other benefits if a named executive officer’s employment with CompuCredit is terminated under circumstances specified in his respective agreement or there is a “change of control” of CompuCredit (as defined in each named executive officer’s respective agreement). In addition, the equity award agreements with Messrs. Whitehead, House and Srinivasan contain provisions that accelerate the vesting of equity awards upon certain events, including termination or a “change of control.”

The following table quantifies the payments and benefits that each named executive officer would receive assuming his respective employment were terminated, or upon a change of control, on the last day of our most recent fiscal year, December 31, 2007, for the reason set forth in each of the columns.

	Termination Due to Disability or Death		Termination Without Cause or With Good Reason		Termination With Cause or Without Good Reason		Change of Control(1)
David G. Hanna

Salary	—	(2)	$4,167	(3)(4)	—	(2)	—
Bonus	—		—		—		—
Value of acceleration of unvested equity awards	—		—		—		—
Health and welfare benefits	—		$511	(3)	—		—

Total	—		$4,678		—		—

J.Paul Whitehead, III

Salary	$100,000	(5)	$400,000	(6)	—	(2)	—
Bonus	—		—		—		—
Value of acceleration of unvested equity awards	$573,291	(7)	$573,291	(7)	—		$573,291	(7)
Health and welfare benefits	—		$15,571	(8)	—		—

Total	$673,291		$988,862		—		$573,291

	Termination Due to Disability or Death		Termination Without Cause or With Good Reason		Termination With Cause or Without Good Reason		Change of Control(1)
Richard W. Gilbert

Salary	—	(2)	$14,583	(3)(4)	—	(2)	—
Bonus	—		—		—		—
Value of acceleration of unvested equity awards	—		—		—		—
Health and welfare benefits	—		$364	(3)	—		—

Total	—		$14,947		—		—

Richard R. House, Jr.

Salary	—	(2)	$83,333	(3)(4)	—	(2)	—
Bonus	—		—		—		—
Value of acceleration of unvested equity awards	$2,569,301	(7)	$2,569,301	(7)	—		$1,072,301	(9)
Health and welfare benefits	—		$525	(3)	—		—

Total	$2,569,301		$2,653,159		—		$1,072,301

K.K. Srinivasan

Salary	$175,000	(5)	$1,400,000	(10)	—	(2)	—
Bonus	—		—		—		—
Value of acceleration of unvested equity awards	$376,985	(7)	$376,985	(7)	—		$376,985	(7)
Health and welfare benefits	—		$12,595	(8)	—		—

Total	$551,985		$1,789,580		—		$376,985

(1)	Assumes that the named executive officer is not terminated in connection with the change of control. If the named executive officer is terminated in connection with a change of control, the termination may qualify as a termination without cause or with good reason.
(2)	The named executive officer is entitled to any salary earned up until his termination.
(3)	The named executive officer may be terminated on 30 days notice. The amount shown represents the amount required to be paid during this 30 day termination period.
(4)	If CompuCredit pays the named executive officer his salary for one year after the termination date, the named executive officer will be bound by a covenant against competition.
(5)	The named executive officer is entitled to three months of salary if he is terminated due to disability. If termination is due to death, he is entitled to any salary earned up until his termination.
(6)	Mr. Whitehead is entitled to receive his annual salary for 12 months.
(7)	Represents the immediate vesting of all restricted stock held by the named executive officer as of December 31, 2007. The value of restricted stock shares was calculated based on $9.98, the closing price of CompuCredit’s Common Stock on December 31, 2007. For more information regarding the restricted stock held by the named executive officer as of December 31, 2007, see “Executive and Director Compensation—Executive Compensation—Outstanding Equity Awards at December 31, 2007.”
(8)	Represents the cost of providing medical, disability and life insurance benefits to the named executive officer for a period of 24 months following termination.
(9)	Represents the immediate vesting of restricted stock in an amount equal to 20% of the shares held by Mr. House as of December 31, 2007 for each year (or part thereof) that has passed since the date of grant. The value of restricted stock shares was calculated based on $9.98, the closing price of CompuCredit’s Common Stock on December 31, 2007. For more information regarding the restricted stock held by Mr. House as of December 31, 2007, see “Executive and Director Compensation—Executive Compensation—Outstanding Equity Awards at December 31, 2007.”
(10)	Mr. Srinivasan is entitled to receive his annual salary for 24 months.

Director Compensation

During fiscal year 2007, we paid each of our independent directors an annual fee of $50,000 in cash for their directorship services. In addition, independent directors received a cash fee of $2,500 for each Board meeting attended (including telephonic attendance) and $1,000 for each committee meeting attended (including telephonic attendance) regardless of whether such committee meeting was held on the same day as a meeting of the full Board of Directors. For more on our independent directors, please see the “Corporate Governance” section of this Proxy Statement. In addition, we paid cash fees of $15,000 to the Chairman of the Audit Committee and $5,000 to the Chairman of each of the Nominating and Corporate Governance Committee and Compensation Committee for services in 2007.

On January 2, 2008 and in recognition of fiscal year 2007 services, each independent director received an award of restricted stock with a fair market value of $50,000 as determined on the effective date of the grant. Each award vests in thirds on each of the first three anniversaries of the effective date of each grant and is subject to other terms and conditions imposed by the 2004 Restricted Stock Plan and the standard form of award agreement under that plan. All directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or its committees.

For service during 2008, our independent directors will receive a $50,000 annual retainer to be paid in cash. The cash fees payable for meeting attendance and for service as a committee chair will remain the same for 2008, except that the fee payable to the Chairman of the Audit Committee will increase to $25,000.

Also for service in 2008, the independent directors will receive a grant of equity with a value of $50,000 on the grant date. Each independent director can elect to receive the equity award in one of the following forms:

•	$50,000 award of restricted stock that vests in three equal annual installments beginning on the first anniversary of the grant date;

•	$50,000 award of stock options that expire five years from the grant date; or

•

$25,000 award of restricted stock that vests in three equal annual installments beginning on the first anniversary of the grant date and $25,000 award of stock options that expire five years from the grant date.

We do not currently provide our non-independent directors with any additional compensation, including equity grants, for their service on the Board of Directors, except for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

The following table sets forth information concerning the compensation of our non-management directors for the year ended December 31, 2007.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gregory J. Corona	$80,000	$50,000	$130,000
Frank J. Hanna, III	—	—	—
Deal W. Hudson	$75,000	$50,000	$125,000
Mack F. Mattingly	$74,000	$50,000	$124,000
Nicolas B. Paumgarten	$69,000	$50,000	$119,000
Thomas G. Rosencrants	$94,000	$50,000	$144,000

(1)	As of December 31, 2007, our non-management directors held the following equity awards:

Name	Stock Options	Restricted Stock
Gregory J. Corona	10,000	7,993
Frank J. Hanna, III	—	—
Deal W. Hudson	10,000	7,993
Mack F. Mattingly	—	7,993
Nicolas B. Paumgarten	10,000	7,993
Thomas G. Rosencrants	—	7,993

Named Executive Officer Employment Agreements

We have an employment agreement with each of our named executive officers. Each of these employment agreements has an initial term of three or five years, after which the agreement continues indefinitely until it is terminated by either us or the officer.

David G. Hanna.    Pursuant to the employment agreement with David G. Hanna dated March 15, 2001, Mr. Hanna shall serve as Chief Executive Officer of CompuCredit and shall be entitled to receive an annual base salary of $50,000. No severance or other benefits will be paid by CompuCredit to Mr. Hanna upon his termination of employment. The initial three-year term of Mr. Hanna’s agreement has been completed and now the agreement continues indefinitely until it is terminated by either us or Mr. Hanna.

J.Paul Whitehead, III.    Pursuant to the amended and restated employment agreement with J.Paul Whitehead, III dated January 12, 2006, Mr. Whitehead shall serve as Chief Financial Officer of CompuCredit. Mr. Whitehead is entitled to receive an annual base salary of $400,000 and an annual restricted stock award. In the event Mr. Whitehead’s employment is terminated due to his death or for “cause,” Mr. Whitehead will be entitled to receive any salary already earned and a prorated bonus. In the event of a termination due to disability, Mr. Whitehead will be entitled to receive an additional three months of salary and a prorated bonus. If Mr. Whitehead is terminated without cause or if Mr. Whitehead terminates his employment for “good reason,” he is entitled to receive (i) his then current base salary for the greater of the time from the termination date through October 15, 2008, or 12 months from the date of his termination; plus, (ii) an amount equal to the largest cash bonus he received since October 16, 2005. In addition, he will become fully vested in all equity awards that he has received and we will continue Mr. Whitehead’s medical, disability and life insurance benefits for 24 months from the date of his termination, unless earlier he becomes eligible for such benefits with another employer. No other severance or other benefits will be paid by us to Mr. Whitehead upon his termination of employment.

Richard W. Gilbert.    Pursuant to the employment agreement with Richard W. Gilbert dated March 15, 2001, Mr. Gilbert shall serve as Chief Operating Officer of CompuCredit and shall be entitled to receive an annual base salary of $175,000. No severance or other benefits will be paid by CompuCredit to Mr. Gilbert upon his termination of employment. The initial three-year term of Mr. Gilbert’s agreement has been completed and now the agreement continues indefinitely until it is terminated by either us or Mr. Gilbert.

Richard R. House, Jr.    Pursuant to the amended and restated employment agreement with Richard R. House, Jr. dated October 11, 2000, Mr. House shall serve as President of CompuCredit. Mr. House is entitled to receive an annual base salary of $400,000, which may be adjusted and is currently $1,000,000, and a performance-based annual bonus. No severance or other benefits will be paid by CompuCredit to Mr. House upon his termination of employment. The initial three-year term of Mr. House’s agreement has been completed and now the agreement continues indefinitely until it is terminated by either us or Mr. House.

K.K. Srinivasan.    Pursuant to the employment agreement with K.K. Srinivasan dated January 3, 2007, Mr. Srinivasan shall serve as President (Credit Cards) of CompuCredit. Mr. Srinivasan is entitled to receive an annual base salary of $700,000 and a performance-based annual bonus. In 2004, we also sold to Mr. Srinivasan a warrant to purchase 6.5% of the outstanding common shares of Creditlogistics India Private Limited (formerly

Creditinfo Support Services India Private Limited), a subsidiary of CompuCredit that manages business processing outsourcing services in India. In the event Mr. Srinivasan’s employment is terminated by us other than for “cause,” or if he leaves his position for “good reason,” Mr. Srinivasan will be entitled to receive (i) his then current base salary for the lesser of the time from the termination date through December 31, 2011, or 24 months from the date of his termination; plus, (ii) a restricted stock grant prorated for the period served for the calendar year in which the termination occurs. In addition, he will become fully vested in all equity awards that he has received and we will continue Mr. Srinivasan’s medical, disability and life insurance benefits for 24 months from the date of his termination, unless earlier he becomes eligible for such benefits with another employer. No other severance or other benefits will be paid by us to Mr. Srinivasan upon his termination of employment.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Mattingly, Paumgarten and Rosencrants. None of the members of the Compensation Committee is a current or former officer or employee of CompuCredit or any of our subsidiaries. There are no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Proxy Statement.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Under a shareholders agreement into which we entered with David G. Hanna (Chairman and Chief Executive Officer), Frank J. Hanna, III (Director), Richard R. House, Jr. (President and Director), Richard W. Gilbert (Chief Operating Officer and Vice Chairman) and certain trusts that were or are affiliates of the Hannas following our initial public offering, if (i) one or more of the shareholders accepts a bona fide offer from a third party to purchase more than 50% of the outstanding Common Stock, each of the other shareholders that is a party to the agreement may elect to sell its shares to the purchaser on the same terms and conditions, and (ii) shareholders that are a party to the agreement owning more than 50% of the Common Stock propose to transfer all of their shares to a third party, then such transferring shareholders may require the other shareholders that are a party to the agreement to sell all of the shares owned by them to the proposed transferee on the same terms and conditions.

Richard R. House, Jr. and Richard W. Gilbert each indirectly owned 9.5% of Visionary Systems, Inc. (“VSI”), the third-party developer of our database management system, prior to the sale of VSI in 2004 to an unaffiliated third party. During 2007, we paid approximately $8.8 million to VSI for software development, account origination and consulting services. Under the terms of the VSI sale agreement, Messrs. House and Gilbert are entitled to receive earn-out payments based on increases in the gross revenues of VSI in 2004, 2005 and 2006 over the prior year. Messrs. House and Gilbert each received an earn-out payment of $79,000 during 2007. CompuCredit is one of VSI’s most significant customers.

From 2001 until August 2007, we subleased 7,316 square feet of excess office space to Frank J. Hanna, Jr., who is the father of our Chairman and Chief Executive Officer, David G. Hanna, and one of our directors, Frank J. Hanna, III. The sublease rate per square foot was the same as the rate that we paid on the prime lease. Total rent for the sublease was $0.1 million for 2007.

In June 2007, we entered into a sublease for 1,000 square feet of excess office space at our new Atlanta headquarters, to HBR Capital, Ltd., a company co-owned by David G. Hanna and Frank J. Hanna, III. The sublease rate of $22.00 per square foot is the same as the rate that we pay on the prime lease. This sublease expires in May 2022.

In June 2007, a partnership formed by Richard W. Gilbert, Richard R. House, Jr., J.Paul Whitehead III (Chief Financial Officer), Krishnakumar Srinivasan (President (Credit Cards)) and other individual investors

(including an unrelated third-party individual investor) acquired £4.7 million ($9.2 million) of class “B” notes originally issued to another investor out of our U.K. Portfolio securitization trust. The acquisition price of the notes was the same price at which the original investor had sold $60 million of notes to another unrelated third party. As of December 31, 2007, the outstanding balance of the notes held by the partnership was £3.9 million ($7.9 million). The notes held by the partnership comprise approximately 1.5% of the $539.0 million in total notes within the trust on that date and are subordinate to the senior traunches within the trust. The class “B” notes bear interest at LIBOR plus 9%.

Certain of our subsidiaries had agreements with third-party financial institutions pursuant to which the applicable subsidiaries serviced loans on behalf of the financial institutions in exchange for servicing fees; these servicing activities ceased in May 2006 as a result of the FDIC’s decision effectively asking FDIC-insured financial institutions to cease loan origination activities through these types of servicing arrangements. As a result of this guidance, the originating bank for which we previously serviced loans in four states exited that business and liquidated its existing loans through a loan participation relationship with Maverick Management Company LLC (“Maverick”). To facilitate that transaction and our orderly exit from these servicing operations, we agreed to indemnify Maverick for up to $2.8 million in losses that it may incur as a result of its being a successor to the bank’s interest in the loans and their liquidation. Richard W. Gilbert, a member of our Board of Directors and our Chief Operating Officer, has a 20% economic interest in Maverick, and Mr. Gilbert’s son is its manager. As of December 31, 2007, we had paid claims submitted by Maverick of $1.7 million against this indemnification obligation, and no further claims will be made as we have received a waiver terminating any further indemnification obligation to Maverick.

In December 2006, we established a contractual relationship with Urban Trust Bank, a federally chartered savings bank (“Urban Trust”), pursuant to which we purchase credit card receivables underlying specified Urban Trust credit card accounts. Under this arrangement, in general Urban Trust receives 5% of all payments received from cardholders and is obligated to pay 5% of all net costs incurred by us in connection with managing the program, including the costs of purchasing, marketing, servicing and collecting the receivables. Frank J. Hanna, Jr., who is the father of our Chairman and Chief Executive Officer, David G. Hanna, and one of our directors, Frank J. Hanna, III, owns a substantial minority interest in Urban Trust and serves on its Board of Directors. In December 2006, Urban Trust deposited $0.7 million with us to cover its share of future expenses of the program. Also in December 2006, we deposited $0.3 million with Urban Trust to cover purchases by Urban Trust cardholders. Through December 31, 2007, Urban Trust used all of the $0.7 million deposit to fund its share of the net costs of the program and made net additional contributions to cover further growth. Also through December 31, 2007, we increased our deposit with Urban Trust to $5.9 million to cover the growth in purchases by Urban Trust cardholders.

Review, Approval or Ratification of Transactions with Related Persons

We do not have a formal written policy regarding the review, approval or ratification of related party transactions. However, all of our employees, officers and directors are required to comply with the CompuCredit Corporation Code of Ethics. The Code of Ethics addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of CompuCredit, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected. Any transaction between CompuCredit and another party on terms that are reasonably believed to be at least as favorable as the terms that we otherwise could have obtained from an unrelated third party shall not create a conflict of interest or cause a violation of the Code of Ethics, provided that (i) with respect to the directors and any member of senior management, the Audit Committee of the Board was given prior notice of such transaction and (ii) with respect to all other employees, our General Counsel was given prior notice of such transaction. The rules in the Code of Ethics regarding conflicts of interest not only apply to all of our employees, officers and directors, but also to immediate family members and certain business associates of our employees, officers and directors.

We had no transactions during 2007 that were required to be reported under “Related Party Transactions” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date. The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Common Stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days (including shares subject to restrictions that lapse within 60 days) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding.

Name of Shareholder	Number of Shares	Percent of Class
Five Percent Shareholders (other than directors and named executive officers):
Randall Abramson and 1346049 Ontario Limited(1)	4,627,701	9.0%
Thomas K. Brown and Second Curve Capital, LLC(2)	3,701,741	7.2
J.P. Morgan Corsair II Capital Partners, L.P.(3)	2,938,842	5.7

Directors and Named Executive Officers:
Gregory J. Corona(4)(5)(6)	35,387	*
Richard W. Gilbert(6)(7)	1,655,220	3.2
David G. Hanna(8)(9)	14,172,850	27.6
Frank J. Hanna, III(8)(10)	14,172,851	27.6
Richard R. House, Jr.(5)(11)	834,563	1.6
Deal W. Hudson(4)(5)	16,513	*
Mack F. Mattingly(5)(6)	31,754	*
Nicholas B. Paumgarten(4)(5)(12)	2,958,529	5.8
Thomas G. Rosencrants(5)	42,187	*
K.K. Srinivasan(5)	73,320	*
J.Paul Whitehead, III(4)(5)	99,566	*
Directors and executive officers as a group (11 persons)	34,092,740	66.3%

(1)

Based on a Schedule 13G/A jointly filed by 1346049 Ontario Limited (“1346049”), Trapeze Asset Management Inc. (“TAMI”), Trapeze Capital Corp. (“TCC”) and Randall Abramson (“Abramson”) with the SEC on February 6, 2008. The address of the indicated holders is 22 St. Clair Avenue East, 18th Floor, Toronto, Ontario, Canada M4T 2S3. Abramson exercises sole voting and dispositive power over shares held by each of the indicated holders. 1346049 exercises sole voting and dispositive power over shares held by each of the indicated holders. TAMI exercises sole voting and dispositive power over the shares held in discretionary investment accounts managed by it. TCC exercises sole voting and dispositive power over the shares held in discretionary investment accounts managed by it. Includes 94,633 shares of Common Stock issuable upon conversion of convertible debentures.

(2)

Based on a Schedule 13G/A jointly filed by Thomas K. Brown (“Brown”) and Second Curve Capital, LLC (“Second Curve”) with the SEC on February 14, 2008. The address of the indicated holders is 405 Lexington Avenue, 52nd Floor, New York, New York 10174. Brown and Second Curve share voting and dispositive power with respect to these shares.

(3)

Based on a Schedule 13G/A filed by J.P. Morgan Corsair II Capital Partners, L.P. (“Corsair Capital”) with the SEC on February 14, 2007 and information provided by Corsair Capital. The address of the indicated holder is c/o Corsair Investments, LLC, 717 5th Avenue, 24th Floor, New York, New York 10022-8125.

(4)	Includes stock options that are currently exercisable or are exercisable within 60 days of the Record Date to purchase shares of Common Stock, as set forth below:

Director or Officer	Shares of Common Stock Underlying Exercisable Options
Gregory J. Corona	10,000
Deal W. Hudson	10,000
Nicholas B. Paumgarten	10,000
J.Paul Whitehead, III	5,000

(5)	Includes shares of restricted stock over which the holder has sole voting but no investment power, as set forth below:

Director or Officer	Shares of Restricted Stock
Gregory J. Corona	6,513
Richard R. House, Jr.	250,000
Deal W. Hudson	6,513
Mack F. Mattingly	6,513
Nicholas B. Paumgarten	6,513
Thomas G. Rosencrants	6,513
K.K. Srinivasan	19,234
J.Paul Whitehead, III	57,444

(6)	Includes shares of Common Stock deemed indirectly beneficially owned, as set forth below:

Director or Officer	Shares of Common Stock Indirectly Held by the Director or Officer		Nature of Indirect Beneficial Ownership
Gregory J. Corona	700		By IRA
Richard W. Gilbert	967,000	*	By Gilbert Capital LLC
Richard W. Gilbert	400,707	*	By Gilbert & Gilbert, LLLP, a family limited partnership
Mack F. Mattingly	42	**	By Spouse

*	The indicated individual has disclaimed beneficial ownership of the shares, except to the extent of his pecuniary interest therein.
**	The indicated individual has disclaimed beneficial ownership of the shares.

(7)	Includes 375,855 shares pledged by Gilbert & Gilbert, LLLP to a securities broker pursuant to a pre-paid forward contract.
(8)	The address of the indicated holders is c/o CompuCredit Corporation, Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328.
(9)	Includes 7,168,957 shares of Common Stock held by Bravo Trust Two, 737,968 shares of Common Stock held by Rainbow Trust Two Nevada and 2,125,000 shares of Common Stock held by ASI TWO LLC. David G. Hanna serves as the President of Bravo Two Company, Inc., which is the sole trustee of Bravo Trust Two and Rainbow Trust Two Nevada. David G. Hanna and members of David G. Hanna’s immediate family are the beneficiaries of both of these trusts. David G. Hanna is the sole member of ASI TWO LLC. Includes 2,125,000 shares pledged by David G. Hanna to secure a line of credit, against which no amounts were outstanding as of the Record Date.

(10)	Includes 7,168,957 shares of Common Stock held by Bravo Trust One, 737,968 shares of Common Stock held by Rainbow Trust One Nevada and 2,125,000 shares of Common Stock held by ASI ONE LLC. Frank J. Hanna, III serves as the President of Bravo One Company, Inc., which is the sole trustee of Bravo Trust One and Rainbow Trust One Nevada. Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family are the beneficiaries of both of these trusts. Frank J. Hanna, III is the sole member of ASI ONE LLC. Includes 2,125,000 shares pledged by Frank J. Hanna, III to secure a line of credit, against which no amounts were outstanding as of the Record Date.
(11)	Includes (i) 277,900 shares pledged by Mr. House to secure a line of credit, against which no amounts were outstanding as of the Record Date and (ii) 150,000 shares pledged by Mr. House to a securities broker pursuant to a pre-paid forward contract.
(12)

Includes 2,938,842 shares of Common Stock owned by Corsair Capital. Mr. Paumgarten is Chairman and a member of the Investment Committee of Corsair II, L.L.C., which is the general partner of Corsair II, L.P., which is the general partner of Corsair Capital. Mr. Paumgarten disclaims beneficial ownership of these shares. The address of Mr. Paumgarten is c/o Corsair Investments, LLC, 717 5th Avenue, 24th Floor, New York, New York 10022-8125.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we generally refer to as insiders, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of CompuCredit. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us, we believe that during the 2007 fiscal year our insiders complied with all applicable filing requirements, except that Messrs. Mattingly and Rosencrants made a single late filing reporting a single transaction, Mr. Whitehead made a single late filing reporting two transactions, Mr. Corona made a single late filing reporting two transactions and Mr. Srinivasan made two late filings reporting a total of four transactions. All of the Form 4s were subsequently filed.

SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

The 2009 Annual Meeting of Shareholders is anticipated to be held in May 2009. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a shareholder intends to be presented at the 2009 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2009 Annual Meeting, must be received by the Secretary of CompuCredit at our principal executive offices prior to December 15, 2008. However, if the 2009 Annual Meeting is held on a date more than 30 days before or after May 8, 2009, shareholder proposals for the 2009 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Shareholder proposals received after this date will be considered untimely under Rule 14a-8.

If a shareholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in CompuCredit’s Amended and Restated Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the shareholder proposes to bring before the meeting. Written notice must be received by the Secretary of CompuCredit no earlier than December 9, 2008 and no later than January 8, 2009. Any proposal brought directly before the 2008 Annual Meeting via a shareholder’s written notice will not be included in next year’s proxy statement or form of proxy to be distributed by us in connection with the 2009 Annual Meeting. In the event that our 2009 Annual Meeting is called for a date that is not within 60 days before or after May 8, 2009 (the anniversary date of the 2008 Annual

Meeting), the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

We reserve the right to decline to include in our proxy materials any shareholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a shareholder’s written notice upon written request to the Secretary of CompuCredit at the address listed above.

Appendix A

CompuCredit Corporation

2008 Equity Incentive Plan

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

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COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

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COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

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COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determinations, 50 percent shall be substituted for 80 percent each place it appears under such Code Sections and the related regulations.

1.02	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03	Award

Award means an Incentive Award, Option, Restricted Stock Award, Restricted Stock Unit or SAR granted under this Plan.

1.04	Board

Board means the Board of Directors of the Company.

1.05	Cause

Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant’s commission or conviction of any felony or any other crime involving moral turpitude, (ii) theft from the Company, an Affiliate or the Participant’s primary employer, including the receipt of any kick-backs or other inappropriate incentives from any third party, (iii) any failure by the Participant to abide by the written policies of the Company, an Affiliate or the Participant’s primary employer, (iv) any act or omission by the Participant that is or may be injurious to the Company or any Affiliate, monetarily or otherwise, (v) any failure by the Participant to perform at the level appropriate for his or her position with the Company, an Affiliate or the Participant’s primary employer, (vi) any unauthorized absenteeism by the Participant, or (vi) any refusal by the Participant to obey the lawful instructions of the Participant’s primary employer or any other person or committee to whom the Participant reports.

1.06	Change in Control

Change in Control means the acquisition of fifty percent (50%) or more of the “beneficial ownership” of the voting equity securities of the Company (on a fully diluted as converted basis) by any person or “group” (with the terms “beneficial ownership” and “group” having the meanings given to them for purposes of Schedule 13D under the Securities Exchange Act of 1934) other than (i) Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, (ii) trusts and/or entities established generally for the benefit of Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, and/or (iii) charitable trusts, foundations or similar entities established by any of the foregoing.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

1.07	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.08	Committee

Committee means the Compensation Committee of the Board or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Code Section 162(m). Alternatively, if a member of the Compensation Committee is not a “non-employee director” or an “outside director” within the foregoing meanings, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or sub-committee comprised solely of members that meet such relevant requirements. To such extent, the term “Committee” includes any such committee or sub-committee, to the extent of the Compensation Committee’s delegation.

1.09	Common Stock

Common Stock means the common stock, no par value per share, of the Company or such other class of shares or other securities to which the Plan may be applicable by reason of the operation of Section 11.05 or Article XIII.

1.10	Company

Company means CompuCredit Corporation, a Georgia corporation, and any successor thereto.

1.11	Consultant

Consultant means any consultant or advisor (other than an Employee) if (a) the consultant or advisor renders bona fide services to the Company or an Affiliate, (b) the services provided by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) the consultant or advisor is a natural person who is contracted directly with the Company or an Affiliate to render such services.

1.12	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14	Employee

Employee means any individual who performs services as a common law employee for the Company or an Affiliate and whom the Company or Affiliate classifies as an employee on its payroll, personnel or tax records. An individual is not an Employee for purposes of the Plan if the Company or an Affiliate has identified the person on its payroll, personnel or tax records as a Consultant or otherwise or such individual has acknowledged in writing to the Company or an Affiliate that the individual is an independent contractor, whether or not a court, the Internal Revenue Service, or any other authority ultimately determines such classification to be correct or incorrect as a matter of law.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

1.15	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such national stock exchange on such date or on the trading day immediately preceding such date, or if the shares of Common Stock are not traded on such national stock exchange on either such date, then on the next preceding day that the shares of Common Stock were traded on such national stock exchange, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate, each Participant and any other Person

1.17	Incentive Award

Incentive Award means an award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.18	Incumbent Board

Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company’s Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.19	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

1.20	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

1.21	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.22	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.23	Plan

Plan means this CompuCredit Corporation 2008 Equity Incentive Plan, in its current form and as hereafter amended.

1.24	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.25	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.26	Restricted Stock Unit

Restricted Stock Unit means an award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.27	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.28	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by associating their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability, and forfeitability of all or any part of an Option or SAR, the transferability or forfeitability of a Restricted Stock Award, or the grant, settlement, forfeitability, or transferability of a Restricted Stock Unit or an Incentive Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option or SAR may be exercised, or the time at which a Restricted Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Restricted Stock Units may be earned and settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final, binding and conclusive on all Persons having any interest in the Plan or any Awards granted thereunder. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

To the extent applicable law and the rules of any national stock exchange on which the shares of Common Stock are traded so permit, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (i) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made and administered by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act, (ii) all Awards granted to an individual who is a Named Executive Officer shall be made and administered by a Committee comprised solely of two or more directors, all

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code and (iii) all Awards granted to any delegate of the Committee shall be made and administered by the Committee. An Award granted to an individual who is a member of the Committee may be approved by the Committee but with such member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, there is a quorum for the Committee to act. Such action, authorized by the Committee upon the abstention or recusal of the member to whom the Award is to be granted, shall be the action of the Committee for purposes of the Plan.

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE IV

ELIGIBILITY

Any Employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such board member is an Employee) and any other Consultant or person or entity that provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such person or entity to participate in this Plan.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

5.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 2,000,000 shares. One hundred percent (100%) of such shares may be issued pursuant to Options. Alternatively, one hundred percent (100%) of such shares may be issued pursuant to Options, SARs, Restricted Stock Awards, Restricted Stock Units or Incentive Awards. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XIII.

5.03	Individual Limit

In any calendar year, no Participant may be granted Options, SARs, Restricted Stock Awards, Restricted Stock Units or any combination thereof that relate to more than 500,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award. In any calendar year, no Participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $4,000,000 or (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares of Common Stock. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XIII.

5.04	Awards Settled in Cash; Reissue of Awards and Shares

To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares of Common Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the shares of Common Stock available for issuance under the Plan; however, the number of underlying shares of Common Stock with respect to which the Award related shall be counted against the applicable Common Stock limit under Section 5.02 above as opposed to counting the number of shares of Common Stock that would have been delivered had there been no such cash or other settlement. To the extent that any shares of Common Stock are issued pursuant to an Award, the number of shares of Common Stock that shall be counted against the applicable Common Stock limit under Section 5.02 above shall be the greater of (i) the number of underlying shares of Common Stock with respect to which the Award related or (ii) the number of shares of Common Stock actually issued in settlement of such Award. Shares of Common Stock that are subject to or underlie Awards that expire, or for any reason are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, shall again be available for issuance pursuant to subsequent Awards under the Plan. Such shares of Common Stock, with respect to the portion of that Award that is cancelled, terminated, forfeited, fails to vest or is otherwise not paid or delivered, will be treated for purposes of Section 5.02 above as if they had never been issued. Shares of Common Stock that are otherwise reacquired from the Participant or the Participant’s transferee to pay the exercise or purchase price of an Award or to satisfy the minimum applicable tax withholding obligation of the Company or an Affiliate with respect to an Award shall not be treated, for purposes of Section 5.02 above, as shares of Common Stock available for issuance under the Plan and shall not be so available.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

ARTICLE VI

OPTIONS

6.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an Employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

6.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.03	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

6.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns (which, if required by the Committee, have been held for at least six months); (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure; (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.06	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date of exercise of such Option.

6.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.08	No Liability of Company

The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

ARTICLE VII

SARS

7.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

7.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.04	Settlement

The amount payable as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof as the Committee in its sole discretion determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.05	Shareholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.01	Award

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

8.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns (which, if required by the Committee, have been held for at least six months), (ii) by means of a “net exercise” procedure, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award.

8.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. A Participant’s rights in a

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). Except as set forth in Section 11.03, a Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

8.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years from the date of grant.

8.05	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a shareholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

RESTRICTED STOCK UNITS

9.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

9.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the

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criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

9.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten years from the date of grant.

9.04	Payment

The amount payable when an award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

9.05	Shareholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a shareholder, nor any rights to vote the underlying shares of Common Stock, until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee in its sole discretion may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less than any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the fair market value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE X

INCENTIVE AWARDS

10.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

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10.02	Earning the Award

The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including without limitation, whether the Participant, to be entitled to payment, must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

10.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years from the date of grant.

10.04	Payment

The amount payable when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee in its sole discretion determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

10.05	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS

11.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Awards may be granted singly, in combination or in tandem with other Awards.

11.02	Nontransferability

Except as provided in Section 11.03, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 11.03, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

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11.03	Transferable Awards

Section 11.02 or any other provision of the Plan to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Unless transferred as provided in Section 8.05, Restricted Stock may not be transferred prior to becoming nonforfeitable and transferable.

11.04	Employee Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.

11.05	Change in Control

Notwithstanding any provision of any Agreement to the contrary, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, shall terminate as of a date before or on the Change in Control without any payment to the holder of the Award, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Awards for a reasonable time before such date to the extent then exercisable (or to the extent such

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Awards would be exercisable as of the Control Change Date), (ii) terminate before or on the Control Change Date some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, in consideration of payment to the holder of the Award, with respect to each share of Common Stock for which the Award is then exercisable or payable (or for which the Award would have been exercisable or payable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Award over the Option price or Initial Value (if applicable) (provided that outstanding Awards that are not then exercisable or payable and that would not become exercisable or payable on the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Options or SARs does not exceed the Option price or Initial Value, shall be cancelled without any payment therefor) or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Award (which value for purposes of Awards that are not then exercisable or payable and that would not become exercisable or payable as of the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Award does not exceed the Option price or Initial Value, shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including cash, stock or other property. The Committee may take the actions described in (i), (ii) or (iii) above with respect to Awards that are not then exercisable or payable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable or payable, or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards. However, Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Awards shall be fully exercisable or payable on and after a Control Change Date or immediately before the date the Awards will be terminated in connection with the Change in Control, as described herein.

ARTICLE XII

QUALIFIED PERFORMANCE-BASED COMPENSATION

12.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may be stated with respect to (a) revenue, (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (c) cash earnings (earnings before amortization of intangibles), (d) operating income, (e) pre-or after-tax income, (f) earnings per share, (g) cash flow, (h) net cash flow per share, (i) net earnings, (j) return on equity, (k) return on capital, (l) return on sales, (m) return on net assets employed, (n) return on assets, (o) economic value added (or an equivalent metric), (p) share price performance, (q) total shareholder return, (r) improvement in or attainment of expense levels, (s) improvement in or attainment of working capital levels, (t) shareholder value, (u) cash flow from operations, (v) cost reductions, (w) cost ratios, (x) return on capital compared to cost of capital, (y) return on capital employed, (z) cash return on capitalization, (aa) revenue ratios, (bb) return on invested capital, (cc) net income, (dd) value-added profits, (ee) managed income and (ff) market share. Performance conditions may be related to a specific customer or group of customers or geographic region. Performance conditions also may be measured solely on a Company, Affiliate, or division basis, or a combination thereof. Performance conditions

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profit, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above.

12.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 12.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

12.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XII merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

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12.04	Code Section 162(m)

It is the intent of the Company that Awards granted under the Plan satisfy the applicable requirements of Code Section 162(m) and the regulations thereunder so that the tax deduction of the Company or any Affiliate for any Awards hereunder is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan pertaining to Awards, or any Award under the Plan that the Committee does not specifically designate as not being intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, would otherwise frustrate or conflict with such intent, that provision or Award shall be interpreted and deemed amended so as to avoid such conflict.

ARTICLE XIII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation, or distribution to shareholders other than a cash dividend; (ii) the Company engages in a transaction Code Section 424 describes or (iii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award, and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XIII. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XIII by the Committee shall be final, binding and conclusive on all parties with any interest in the Plan or any Awards granted thereunder.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

The Committee may grant Awards in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, incentive awards, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

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ARTICLE XIV

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

14.01	Compliance

No Option or SAR shall be granted or exercisable, no Restricted Stock Award, Restricted Stock Unit or Incentive Award shall be granted, become vested or be paid, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be granted or exercisable, no Restricted Stock Award, Restricted Stock Unit or Incentive Award shall be granted, become vested or be paid, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

14.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, tax and securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. The Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement. It is the intent of the Plan to take any such action, to the extent practicable, in a manner that does not result in the Award no longer being exempt from or failing to comply with Section 409A of the Code. Notwithstanding the foregoing, the Committee in its sole discretion may extend the term of an Award beyond its earlier termination or expiration if the Participant is prohibited from exercising, vesting in, earning or being paid the Award prior to termination or expiration in order to comply with any applicable Federal, state, local or foreign law, provided that such extension shall not exceed thirty (30) days from the date such prohibition is lifted and does not otherwise result in the Award no longer being exempt from or failing to comply with Section 409A of the Code.

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Additionally, the Committee shall postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m); provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service, and such delay will only be effective to the extent permissible under Code Section 409A.

14.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XV

LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest

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aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XVI

GENERAL PROVISIONS

16.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

16.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

16.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns or that would be issued or released pursuant to the Award (but only for the minimum required withholding obligation); (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure; (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

16.05	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

16.06	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Georgia, except to the extent federal law applies.

16.07	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

16.08	Repurchase of Common Stock

The Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

16.09	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

16.10	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

or not previously exercisable) or become vested, earned or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

16.11	Repricing of Awards

Notwithstanding any other provisions of this Plan, this Plan does not permit (i) any repricing or decrease in the exercise price of any outstanding Awards, (ii) the issuance of any replacement Options or SARs, which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower exercise price or base value, (iii) any other action that would be treated as a “repricing” under generally accepted accounting principles or (iv) the Company to repurchase underwater or out-of-the-money Options or SARs, which shall be deemed to be those Options or SARs with exercise prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option or SAR, in exchange for another Award, unless the cancellation and exchange occurs in connection with an adjustment under Article XVIII of the Plan.

16.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

ARTICLE XVII

CLAIMS PROCEDURES

If a Participant has exercised an Option or a SAR or if shares of Restricted Stock have become vested or Restricted Stock Units or Incentive Awards have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within 90 days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units or Incentive Awards became payable or the claim will be forever barred.

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within 30 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than 60 days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within 90 days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XVIII

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that, except as otherwise set forth herein, no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded, if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, (iv) change the performance conditions set forth in Article XII or (v) extend the term of the Plan. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the performance conditions set forth in Article XII to the Company’s shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the performance objectives.

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that, except as otherwise set forth herein, no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent. Unless the Committee specifically provides otherwise, no amendment or adjustment may be made with respect to any Award to the extent such adjustment or amendment would cause the Award to fail to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) (to the extent intended to so qualify) or otherwise subject the Participant to additional taxes, interest or penalties as the result of a violation of Section 409A of the Code with respect to such Award.

ARTICLE XIX

DURATION OF PLAN

No Award may be granted under this Plan on and after March 6, 2018 (10 years following the effective date of the Plan). Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XX

EFFECTIVE DATE OF PLAN

The Plan is effective on March 6, 2008, the date of its adoption by the Board, contingent, however, on approval of the Plan by the Company’s shareholders within 12 months of such date. Awards, other than Restricted Stock, may be granted under this Plan as of the effective date, provided that no Award shall be effective, exercisable, vested, earned or payable unless the Company’s shareholders approve the Plan within 12 months of the Board’s adoption of the Plan. Restricted Stock may only be granted after the Company’s shareholders approve the Plan.

COMPUCREDIT CORPORATION	2008 EQUITY INCENTIVE PLAN

ARTICLE XXI

OMNIBUS SECTION 409A PROVISION

It is intended that Awards that are granted under the Plan shall either be exempt from treatment as “deferred compensation” subject to Section 409A of the Code. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption under Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409A of the Code) that may result from an Award.

Appendix B

COMPUCREDIT CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND APPROVAL

1.1 PURPOSE OF THE PLAN. The purpose of the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of CompuCredit Corporation. The Plan is intended to qualify as an “Employee Stock Purchase Plan” as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2 APPROVAL OF THE PLAN. The Plan was adopted by the Board on December 9, 1999 and approved by the Company’s shareholders on May 2, 2000, as required by the Code. The Board amended and restated the Plan effective March 6, 2008, subject to approval by the Company’s shareholders within 12 months of such date.

ARTICLE II

DEFINITIONS

2.1 “ACCOUNT” means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2 “ACT” means the Securities Exchange Act of 1934, as amended.

2.3 “BOARD” means the Board of Directors of CompuCredit Corporation

2.4 “CODE” means the Internal Revenue Code of 1986, as amended.

2.5 “COMMITTEE” means the Compensation Committee of the Board or such other Committee as the Board may designate to administer the Plan pursuant to Article VI.

2.6 “COMPANY” means CompuCredit Corporation and its Subsidiaries.

2.7 “COMPENSATION” means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options, restricted stock or other equity awards or Shares purchased hereunder or to imputed fringe benefit income.

2.8 “ELIGIBLE EMPLOYEE” means an Employee described in Section 3.2.

2.9 “EMPLOYEE” means any person who is an employee of the Company for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine, which determination shall be consistent with the persons or classes of persons who can be excluded for purposes of Code Section 423 and other applicable law.

2.10 “EXERCISE PRICE” means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

2.11 “FAIR MARKET VALUE” means,

(a) If the Shares are listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Shares, as quoted on such exchange on the date of such determination (or, if no sales occur on such date, on the most recent date sales were made), as reported in “The Wall Street Journal” or such other source as the Committee deems reliable, or;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for Shares on the date of such determination, as reported in “The Wall Street Journal” or such other source as the Committee deems reliable, or;

(c) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.12 “HOLDING PERIOD” means that period beginning on an Offering Termination Date on which Shares are purchased by Participants and ending twelve (12) calendar months later.

2.13 “OFFERING” means an offering to Participants of Options to purchase Shares under Section 4.1.

2.14 “OFFERING COMMENCEMENT DATE” means the first business day of the calendar month applicable to the Offering.

2.15 “OFFERING TERMINATION DATE” means the last business day of the calendar month applicable to the Offering.

2.16 “OPTION” means an option to purchase Shares granted pursuant to the Plan.

2.17 “PARTICIPANT” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to Article III.

2.18 “PLAN” means the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan.

2.19 “PLAN ADMINISTRATOR” means AST Equity Plan Solutions, Inc. or such other entity or individual as the Committee may designate to administer the Plan pursuant to Article VI.

2.20 “SHARE” means one share of common stock, no par value, of CompuCredit Corporation.

2.21 “SUBSIDIARY” means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code Section 423), domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary, within the meaning of Code Section 424(f).

2.22 “TRANSFER AGENT” means the officially designated transfer agent of the Company.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 GRANTING OF OPTIONS TO EMPLOYEES

A. GRANTING OF OPTIONS TO COMPANY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Employees of the Company.

B. EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2 ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

A. ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, including, without limitation, securities laws of a foreign jurisdiction applicable to such Employee, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after Employee completes thirty calendar days of continuous service with the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

B. REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

C. EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

(i) 5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of any Company. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

(ii) EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

(iii) EXECUTIVE OFFICERS. No Option shall be granted hereunder to any Employee who is an executive officer of the Company and is “highly compensated” within the meaning of Code Section 414(q).

(iv) OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

(v) 401(K) PLAN. If an Employee makes a hardship withdrawal from a cash or deferred arrangement established by the Company, the Employee will be prohibited from making employee contributions to the Plan as required by Section 401(k) of the Code and the regulations thereunder.

3.3 ELECTION TO PARTICIPATE

A. PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant’s Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

B. PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. Purchases under the Plan in each calendar year will be limited to $10,000 of the Fair Market Value of Shares (determined as of the Offering Commencement Date) or such other limit as may be determined by the Committee.

C. CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

D. PARTICIPANT’S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant’s Compensation shall be credited to the Participant’s Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant’s Account.

3.4 WITHDRAWAL FROM PARTICIPATION

A. IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant’s Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant’s Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. However, a Participant who withdraws from participation in the Plan may not elect again to participate until the first Offering Commencement Date occurring at least one full calendar quarter following such withdrawal. Partial withdrawals from participation shall not be permitted.

B. TERMINATION OF EMPLOYMENT.

(i) If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (x) exercised any outstanding Options in accordance with Article IV, and (y) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Shares in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B) (iv).

(ii) In the event of the retirement or death of a Participant, prior to an Offering Termination Date, the Participant or his personal representative shall receive the Shares to which the Participant would have been entitled to receive as a result of such Participant’s payroll deductions, for the current Offering up to the time of retirement or death. Shares in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the twelve-month restriction period described in Section 4.2(B) (iv).

C. HARDSHIP WITHDRAWAL. If a Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the regulations thereunder, the Participant shall be deemed to have withdrawn from the Plan as of the date of such hardship withdrawal. In the event of any withdrawal from the Plan under this Section 3.4(C), no further payroll deductions will be made after the withdrawal is effective. However, for all other purposes of the Plan, the timing of the Participant’s withdrawal will be treated consistent with Section 3.4(A) above.

ARTICLE IV

GRANTING AND EXERCISE OF OPTIONS

4.1 GRANTING OF OPTIONS

A. MONTHLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar month. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter.

B. GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date for such period, divided by 85% of the Fair Market Value of the Shares on the Offering Termination Date.

C. EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be set by the Committee, provided, however, that the Exercise price shall not be less than 85% of the Fair Market Value of the Shares on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the Fair Market Value of the Shares on the Offering Termination Date.

4.2 EXERCISE OF OPTIONS

A. AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant’s Account shall be charged for the amount of the purchase, and the Participant’s ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

B. RESTRICTIONS ON EXERCISE OF OPTIONS

(i) EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

(ii) EXERCISE BY THE PARTICIPANT ONLY. During the Participant’s lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

(iii) OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

(iv) HOLDING PERIOD. Shares purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of death or retirement as discussed in Section 3.4(B); provided, however, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Shares. All certificates issued to Participants following each Offering Termination Date shall bear a legend in substantially the following form:

The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending one (1) year thereafter (the “Holding Period”); provided, however, that the committee administering the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

C. ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant’s Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

D. REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

E. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

F. DISPOSITIONS OF STOCK. A Participant who acquires Shares hereunder shall notify the Company, in writing, if Participant sells, transfers or otherwise disposes of such Shares before the later of (i) one year after the Offering Termination Date or (ii) two years after the Offering Commencement Date on which the Option was granted.

ARTICLE V

STOCK

5.1 MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 400,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

5.2 ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees.

ARTICLE VI

ADMINISTRATION

6.1 APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee.

6.3 COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code Section 423 or other applicable law.

6.4 EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.

ARTICLE VII

MISCELLANEOUS

7.1 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

7.2 RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order, as defined in the Code.

7.3 WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4 DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5 EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6 USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7 PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

7.8 EFFECTIVE DATE. The Plan originally became effective on January 1, 2000, contingent on the shareholder approval obtained May 2, 2000. The Plan has been amended and restated effective March 6, 2008, contingent on shareholder approval within the following 12 months.

7.9 AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.

7.10 TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan. Unless terminated earlier by the Committee pursuant to this Section 7.10, the Plan shall terminate upon the sale of all Shares authorized for sale under Section 5.1.

7.11 GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.12 MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.

COMPUCREDIT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2008

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2008 Annual Meeting of Shareholders of CompuCredit Corporation (“CompuCredit”) to be held on May 8, 2008 (the “Annual Meeting”) and appoints each of David G. Hanna, Richard R. House, Jr. and Rohit H. Kirpalani as a proxy, each with the power to appoint his substitute, and hereby authorizes each of them to exercise at the Annual Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned’s record ownership of shares of Common Stock of CompuCredit. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in such proxy holder’s discretion, upon any other matters that may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

1. To elect nine directors for terms expiring at the 2009 Annual Meeting of Shareholders.

NOMINEES:

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐        FOR ALL EXCEPT

         (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

m Gregory J. Corona m Richard W. Gilbert m David G. Hanna m Frank J. Hanna, III m Richard R. House, Jr. m Deal W. Hudson m Mack F. Mattingly m Nicholas G. Paumgarten m Thomas G. Rosencrants

2. To approve and adopt the CompuCredit Corporation 2008 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To approve and adopt the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder, and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL NOMINEES” LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXYCARD TO US

PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.